Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-199321

To Preliminary Prospectus

Dated October 15, 2014

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov/Archives/edgar/data/1408356/000119312514371976/0001193125-14-371976-index.htm . Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

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Solar Bonds Pay You Up To 4%
Choose the bond that’s right for you
INVESTING IS EASY—GET STARTED
Get paid by the sun
A New Investment Option
Solar Bonds are open to everyone*. They offer attractive returns and you can invest directly with no fees. Best of all, you’re helping to support the growth of clean solar energy.
SOLAR BONDS 4% MUNICIPAL BONDS 3.36% HIGH YIELD CDs 2.45% TREASURY NOTES 2.13%
highest yield
SAVINGS 1.05%
**You must be a U.S citizen or U.S. national, at least 18 years old, not a resident of the state of Florida unless purchasing through a broker-dealer, and meet other requirements as applicable. Sources All yields presented as Tax-Equivalent Yields. Solar Bonds SolarCity Solar Bonds with a 4% coupon and a 7-year maturity. Municipal Bonds Composite bond yield for A-rated municipal bonds with 10-year maturities from Yahoo! Finance as of October 7, 2014; municipal bonds yields are presented as Tax-Equivalent Yields assuming a 28% federal income tax rate. Online CDs Top APY available for 7-year CDs on sub-$10,000 accounts; provided by money-rates.com on October 8, 2014. Treasury Notes interest Rate on 7-year treasury notes issued by the U.S. Department of the Treasury on September 30, 2014 through Treasury Direct. High Yield Savings Top APY available for National Highest Yield MMA and Savings Accounts, provided by Bankrate.com on October 8, 2014.

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You must be a U.S citizen or U.S. national, at least 18 years old, not a resident of the state of Florida unless purchasing through a broker-dealer, and meet other requirements as applicable. **Sources All yields presented as Tax-Equivalent Yields. **Solar Bonds** SolarCity Solar Bonds with a 4% coupon and a 7-year maturity. **Municipal Bonds** Composite bond yield for A-rated municipal bonds with 10-year maturities from Yahoo! Finance as of October 7, 2014; municipal bonds yields are presented as Tax-Equivalent Yields assuming a 28% federal income tax rate. **Online CDs** Top APY available for 7-year CDs on sub-$10,000 accounts; provided by money-rates.com on October 8, 2014. **Treasury Notes** Interest Rate on 7-year treasury notes issued by the U.S. Department of the Treasury on September 30, 2014 through Treasury Direct. **High Yield Savings** Top APY available for National Highest Yield MMA and Savings Accounts, provided by Bankrate.com on October 8, 2014.

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Offered by America's Largest Solar Power Provider

SolarCity is helping people from around the United States switch to clean power – while saving on their energy bills. Your Solar Bond investment will help SolarCity power more homes and businesses with solar energy, while you grow your money.

1/3 of all new solar systems in the U.S. are installed by SolarCity

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WE ARE SOLARCITY | OUR CUSTOMERS | OUR PARTNERS


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How Solar Bonds Work

Solar Bonds are issued - and backed - by SolarCity (NASDAQ: SCTY). An important difference from other corporate bonds is that your earnings come from the payments that we receive based on thousands of solar power systems we've installed on homes and businesses throughout the U.S.

1. SolarCity installs solar power systems on homes and businesses nationwide.
2. Our customers make monthly solar payments based on long-term contracts
3. We use a portion of the solar payments we receive to pay interest on your investments over the term of the bond

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that your earning come from the payments that we receving base homes and businesses throughout the U.S.
INVEST NOW LEARN MORE
1 SolarCity installs solar power systems on homes and businesses nationwide.
2 Our customers make monthly solar payments based on long-term contracts.
3 We use a portion of the solar payments we receive to pay interest on your investments over the term of the bond, and your principal is repaid at maturity.
Investing is easy
Simply open a Solar Bond account, make a deposit, and choose the bond that works best for you.

SOLAR BONDS by SolarCity

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Investing is easy

Simply open a Solar Bond account, make a deposit, and choose the bond that works best for you.



Individual Investors

Start with as little as $1,000.

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Institutional Investors

Invest in the growing solar industry.

LEARN MORE

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Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7

SolarCity

© 2014 SolarCity Corporation. All rights reserved

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How It Works



Get Paid by the Sun

With Solar Bonds, your earnings come from the payments we receive based on thousands of long-term solar contracts with homeowners, businesses, and schools. Like most other corporate bonds, you'll receive regular interest payments and your original investment is repaid at maturity. An important difference is that Solar Bonds are helping to create a cleaner future.

Investing is Easy and Secure

Getting started is easy. Simply open an account, deposit money, and buy your Solar Bonds online, with no fees charged for your purchase. We take protecting your personal and financial information very seriously. We employ a range of technological and procedural safeguards designed to make our site safe and ensure your data is protected to the fullest extent possible.

Open to Everyone*

Solar Bonds are issued by SolarCity, a public corporation listed on NASDAQ as SCTY. You're buying the bonds directly from us. You don't have to be a SolarCity customer or live in one of our service territories. You can invest as little as $1,000 and get attractive returns on your money.

That's important, because until now, solar investing was almost entirely reserved for large institutions. Our mission is to make all of the benefits of solar energy available to as many people as possible. We did it with rooftop solar power systems. Now we're doing it with solar investing.

*You must be a U.S citizen or U.S. national, at least 18 years old, not a resident of the state of Florida unless you are purchasing through a broker-dealer, and meet other requirements as applicable.

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About Solarcity
Solarcity
About SolarCity
SolarCity
An American Success Story
Solar energy in the U.S. is growing at an unprecedented rate, and SolarCity is leading the way. We revolutionized the industry and became America’s #1 full-service solar provider. We’re currently in 15 states and install approximately one out of every three residential solar power systems in the U.S. Every minute of the work day, we sign up a new customer.
Our growth is being fueled by our investment partners—including Google, Goldman Sachs, Bank of America, U.S. Bank, and others—who have financed over $4.5 Billion worth of solar projects with us. Now you can join some of America’s leading companies to help finance solar systems with us.
A Growing Market
The solar energy market in the U.S. grew by 41 % in 2013*. The numbers speak for themselves—people want a better way to power their homes and their lives. Your Solar Bond investment can help us meet that demand.
Beyond the Financial Benefits
There’s more to Solar Bonds than just getting attractive returns. This is your chance to help the environment and create U.S. solar jobs at the same time. See the impact your investment can make.
* Greentech Media, March 2014, “US Solar Market Grew 41%, Had Record Year in 2013.”

SOLAR BONDS Log In Institutional Investors
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About SolarCity
An American Success Story
Solar energy in the U.S. is growing at an unprecedented rate, and SolarCity is SolarCity leading the way. We revolutionized the industry and became America’s #1 full-service solar provider. We’re currently in 15 states and install approximately one out of every three residential solar power systems in the U.S. Every minute of the work day, we sign up a new customer.
Our growth is being fueled by our investment partners—including Google, Goldman
Sachs, Bank of America, U.S. Bank, and others—who have financed over $4.5 Billion worth of solar projects with us. Now you can join some of America’s leading companies to help finance solar systems with us.
A Growing Market
The solar energy market in the U.S. grew by 41 % in 2013*. The numbers speak for themselves—people want a better way to power their homes and their lives. Your Solar Bond investment can help us meet that demand.
Beyond the Financial Benefits
There’s more to Solar Bonds than just getting attractive returns. This is your chance to help the environment and create U.S. solar jobs at the same time. See the impact your investment can make.
*Greentech Media, March 2014, “US Solar Market Grew 41%, Had Record Year in 2013.”
About | Invest | Impact | News | Follow Us: Terms of Use | Privacy Policy | Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents Solarcity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#l3VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7
SolarCity
© 2014 SolarCity Corporation. All rights reserved

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Available Bonds
2.50% Solar Bonds, Series 2014/2-2
SOLAR BONDS by SolarCity 2.5% / 2 yrs Minimum Order: $1,000
Maturity Date: Oct. 15, 2016
Minimum Purchase: $1,000.00
Denomination: $1,000.00
Prospectus: View | Download BUY BOND NOW
2.00% Solar Bonds, Series 2014/1-1
SOLAR BONDS by SolarCity 2.0% / 1 year Minimum Order: $1,000
Maturity Date: Oct. 15, 2015
Minimum Purchase: $1,000.00
Denomination: $1,000.00
Prospectus: View | Download
BUY BOND NOW
3.00% Solar Bonds, Series 2014/3-3
SOLAR BONDS by SolarCity 3.0% / 3 yrs Minimum Order: $1,000
Maturity Date: Oct. 15, 2017
Minimum Purchase: $1,000.00
Denomination: $1,000.00
Prospectus: View | Download
BUY BOND NOW

SOLAR BONDS by SolarCity
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2.0 % 1 year | Minimum Order: $1,000

3.00% Solar Bonds, Series 2014/3-3

SOLAR BONDS by SolarCity
3.0 % 3 yrs | Minimum Order: $1,000

Maturity Date: **Oct. 15, 2017**
Minimum Purchase: **$1,000.00**
Denomination: **$1,000.00**
Prospectus: **View** | **Download**

BUY BOND NOW

4.00% Solar Bonds, Series 2014/4-7

SOLAR BONDS by SolarCity
4.0 % 7 yrs | Minimum Order: $1,000

Maturity Date: **Oct. 15, 2021**
Minimum Purchase: **$1,000.00**
Denomination: **$1,000.00**
Prospectus: **View** | **Download**

BUY BOND NOW

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Terms of Use | Privacy Policy | Customer Agreement

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7

SolarCity

© 2014 SolarCity Corporation. All rights reserved

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The Impact
Environmental Impact
SolarCity was founded to help create a world without the need to burn fossil fuels. Our founders—brothers Lyndon Rive and Peter Rive—and our Chairman, Elon Musk, knew there was a better way.
Solar energy is one of the cleanest, most sustainable power sources on the planet.
At SolarCity, we’re making it accessible for everyone. Average American homeowners can finally choose a clean, more affordable alternative to traditional electricity.
Over 20 years, an average 3-bedroom home with a solar power system will offset
50 tons of carbon dioxide. That’s the equivalent of.
40,000 gallons of water used to make electricity* Driving a car 125,000 miles* CO2 absorbed by 60 trees*
Solar Bonds let everyone support a cleaner, brighter future
Creating American Jobs
Solar energy is not only creating a brighter future, it’s generating jobs. SolarCity is
America’s largest solar employer with more than 7,500 employees.
We’ve opened offices and warehouses throughout the country and are continuing to expand into new territories. We’re proud to help strengthen communities by hiring and training in the regions we serve.

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40,000 gallons of water used to make electricity* Driving a car 125,000 miles* CO2 absorbed by 60 trees*
Solar Bonds let everyone support a cleaner, brighter future
Creating American Jobs
Solar energy is not only creating a brighter future, it’s generating jobs. SolarCity is
Americas largest solar employer with more than 7,500 employees.
We’ve opened offices and warehouses throughout the country and are continuing to expand into new territories. We’re proud to help strengthen communities by hiring and training in the regions was serve.
* Environmental benefits based on data collected from: Environmental Protection Agency, February 2005, “Emission Facts: Average Carbon Dioxide Emissions Resulting from Gasoline and Diesel Fuel.” Go Solar California, “Clean Power Estimator,” based on data for Los Angeles, CA (90011); Berkeley, CA (94704) and Point Reyes, CA (94956). Warnell School of Forest Resources, December 1996, “Number of Tree per Acre by Spacing.” Massachusetts Institute of Technology, August 2004, “Emissions Reductions from Solar Photovoltaic (PV) Systems.” National Energy Technology Laboratory, September 2004, “EPRI Environment Sector Meetings.”
About | Invest | Impact | News | Follow Us: Terms of Use | Privacy Policy | Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450,CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7
SolarCity
© 2014 SolarCity Corporation. All rights reserved

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Institutional Investors
HOW Our Bonds Work
Institutional investors, financial advisors, businesses and organizations: Please call to let us assist you in opening an account. 1.877.554.7652
Solar Notes with Competitive Rates
Solar Bonds are debt securities issued by SolarCity. The bonds pay attractive fixed interest rates, with interest payments supported by the cash flows we receive based on thousands of long-term solar contracts for systems installed and operated by SolarCity.
Issued by the Industry Leader
SolarCity (NASDAQ: SCTY) is America’s leading full-service residential solar company and the largest U.S. solar employer. We install approximately one out of every three new solar systems nationally, and sign up a new customer every minute of every work day. We serve more solar customers in more states than any other company.
Strong Backing, Controlled Risk
Solar Bonds allow investors to participate in the high-growth U.S. solar industry with the controlled risk of bonds. SolarCity Solar Bonds are backed by America’s largest solar power provider, with the industry’s largest, most diversified pool of solar assets.
Why Solar Bonds
Designed to Fit a Range of Portfolios
Solar Bonds are SEC-registered debt securities issued directly by SolarCity with no fees for purchase, Our bonds are being offered with the flexibility of a range of maturities and interest rates, and will pay interest semi-annually. With the largest pool of residential solar assets in the industry, SolarCity intends to offer investors access to additional series of Solar Bonds on a regular basis.
Investments that Make an Impact
Investments in Solar Bonds will help support the growth of solar energy, one of the cleanest forms of power available. With more than 7,500 employees, SolarCity is also the largest solar employer in America.
About SolarCity
SolarCity® (Nasdaq:SCTY) provides clean energy—and now, financial products based on clean energy. The company has disrupted the century-old energy industry

SOLAR BONDS Log In Institutional Investors INVEST NOW
by SolarCity about invest impact news support
Strong Backing, Controlled Risk
Solar Bonds allow investors to participate in the high-growth U.S. solar industry with the controlled risk of bonds. SolarCity Solar Bonds are backed by America’s largest solar power provider, with the industry’s largest, most diversified pool of solar assets.
Why Solar Bonds
Designed to Fit a Range of Portfolios
Solar Bonds are SEC-registered debt securities issued directly by SolarCity with no fees for purchase. Our bonds are being offered with the flexibility of a range of maturities and interest rates, and will pay interest semi-annually. With the largest pool of residential solar assets in the industry, SolarCity intends to offer investors access to additional series of Solar Bonds on a regular basis.
Investments that Make an Impact
Investments in Solar Bonds will help support the growth of solar energy, one of the cleanest forms of power available. With more than 7,500 employees, SolarCity is also the largest solar employer in America.
About SolarCity
SolarCity® (Nasdaq:SCTY) provides clean energy—and now, financial products based on clean energy. The company has disrupted the century-old energy industry by providing renewable electricity directly to homeowners, businesses and government organizations for less than they spend on utility bills. SolarCity gives customers control of their energy costs to protect them from rising rates. The company makes solar energy easy by taking care of everything from design and permitting to monitoring and maintenance. SolarCity currently serves 15 states and signs a new customer every minute of every work day. Visit the company online at www.solarcity.com and follow the company on Facebook and Twitter.
About | Invest | Impact | News | Follow Us: Terms of Use | Privacy Policy | Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents Solarcity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/Tl-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#l3VH06160600/34EI01732700. NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7
SolarCity
© 2014 SolarCity Corporation. All rights reserved

SOLAR BONDS
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Solar Bonds News

Solar Bonds news and announcements

SolarCity to Introduce Solar Financial Products for Individuals, Institutions of All Sizes

Molly Canales | January 15, 2014

Web-based platform to allow individuals and institutions of all sizes to invest in portfolios of solar assets previously only available to large institutions… **Read More >**

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What are Solar Bonds and how do they work?

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Latest Offerings

2.50% Solar Bonds, Series 2014/2-2

2.50%

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2.00% Solar Bonds, Series 2014/1-1

2.00%

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3.00% Solar Bonds, Series 2014/3-3

3.00%

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4.00% Solar Bonds, Series 2014/4-7

SOLAR BONDS by SolarCity

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Latest Offerings

2.50% Solar Bonds, Series 2014/2-2

2.50%

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2.00% Solar Bonds, Series 2014/1-1

2.00%

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3.00% Solar Bonds, Series 2014/3-3

3.00%

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4.00% Solar Bonds, Series 2014/4-7

4.00%

Learn More >

About | Invest | Impact | News | Follow Us:

Terms of Use | Privacy Policy | Customer Agreement

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7

SolarCity

© 2014 SolarCity Corporation. All rights reserved

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News

SolarCity to Introduce Solar Financial Products for Individuals, Institutions of All Sizes

Molly Canales | January 15, 2014

Web-based platform to allow individuals and institutions of all sizes to invest in portfolios of solar assets previously only available to large institutions

SAN MATEO, Calif., Jan. 15, 2014—SolarCity® (Nasdaq: SCTY) is transforming energy delivery by making solar power more accessible and affordable than previously possible—now the company wants to provide a new avenue for individuals and institutions from around the world to participate in and benefit from that transformation. SolarCity today announced plans to launch a new, Web-based investment platform through which it intends to allow a broad range of investors, including both individuals and organizations of all sizes, to participate directly in solar investments that have previously only been available to large financial institutions.

"People want to support clean energy development. Customers are seeing the benefits of getting solar for their homes but they would like to participate in other ways as well," said SolarCity CEO Lyndon Rive. "Previously, only institutional investors could participate in the financing of most solar assets. With our investment platform, we're hoping to allow far more individuals and smaller organizations to participate in the transformation to a cleaner, more distributed infrastructure."

SolarCity has acquired a privately-held financial technology company, Common Assets LLC, which developed the investment platform SolarCity will use to distribute its investment products. Tim Newell, the president and chief executive officer of Common Assets, and John Witchel, Common Assets' chief architect, have joined SolarCity as part of the transaction. Newell, who will serve as SolarCity's vice president of financial products, brings more than 25 years of investment, technology and government experience, including roles as senior advisor to private equity firm US Renewables Group; managing director of venture capital firm Draper Fisher Jurvetson's clean technology affiliate fund; managing director and head of investment banking for E*Trade's investment banking affiliate, E*Offering; and head of investment bank Robertson Stephen's financial technology group. Witchel, who will serve as SolarCity's senior technology architect for financial products, is an experienced technology executive and successful entrepreneur with experience in large-scale financial innovation. Notably, Witchel was co-founder and chief technology officer of Prosper Marketplace, where he oversaw design and development of the first person-to-person online lending marketplace in the U.S. Common Assets was backed by U.S. Renewables Group (USRG), a private equity firm that specializes in renewable energy investments, and Jim McDermott, managing partner of USRG, served as chairman of Common Assets prior to the acquisition.

"SolarCity's financial products will provide an exciting new opportunity for people to make an impact—both for their own financial future and our global future—by investing in the shift to solar energy," said Newell. "Unlike crowdfunding and community solar approaches that typically aggregate investors to provide loans for individual projects, SolarCity plans to offer debt investments backed by diversified portfolios of solar assets."

What are Solar Bonds and how do they work?
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Latest Offerings

2.50% Solar Bonds, Series 2014/2-2
2.50%
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2.00% Solar Bonds, Series 2014/1-1
2.00%
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3.00% Solar Bonds, Series 2014/3-3
3.00%
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4.00% Solar Bonds, Series 2014/4-7
4.00%

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“SolarCity’s financial products will provide an exciting new opportunity for people to make an impact-both for their own 4.00% Solar Bonds financial future and our global future-by investing in the shift to solar energy,” said Newell. “Unlike crowdfunding and Series 2014/4-7 community solar approaches that typically aggregate investors to provide loans for individual projects, SolarCity plans to offer debt investments backed by diversified portfolios of solar assets.”
SolarCity is the U.S.’ leading solar provider -the company is currently providing nearly one in every three new residential Learn More >
solar systems in America. SolarCity’s financial products will enable a new avenue for impact investing, with the ability to deliver powerful social and environmental benefits. The company also recently launched the Give Power Foundation, through which it plans to donate solar-powered lighting to one new school that lacks electricity for each new megawatt of residential solar power it deploys.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities of SolarCity and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction. SolarCity is not currently offering or selling any securities through the platform, and SolarCity has not determined the terms or structure of any securities that will or may be offered through the platform.
This release contains forward-looking statements including, but not limited to, statements regarding SolarCity’s plans to offer new financial products through its own, Web-based investment platform and statements related to the foregoing. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including risks and uncertainties related to potential legal, regulatory and operational matters associated with the proposed investment platform and strategy. You should also read the section entitled “Risk Factors” in our quarterly report on Form 10-Q which has been filed with the Securities and Exchange Commission, which identifies additional risks and uncertainties. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
[1] As reported in Time Magazine, “A Solar Power Success Story”, November 25, 2013
[2] Source: GTM Research—U.S. PV Leaderboard Q4 2013
About SolarCity
SolarCity® (NASDAQ: SCTY) provides clean energy. The company has disrupted the century-old energy industry by providing renewable electricity directly to homeowners, businesses and government organizations for less than they spend on utility bills. SolarCity gives customers control of their energy costs to protect them from rising rates. The company makes solar energy easy by taking care of everything from design and permitting to monitoring and maintenance. SolarCity currently serves 15 states and signs a new customer every three minutes. Visit the company online at www.solarcity.com and follow the company on Facebook & Twitter.

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through which it plans to donate solar-powered lighting to one new school that lacks electricity for each new megawatt of residential solar power it deploys.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities of SolarCity and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction. SolarCity is not currently offering or selling any securities through the platform, and SolarCity has not determined the terms or structure of any securities that will or may be offered through the platform.
This release contains forward-looking statements including, but not limited to, statements regarding SolarCity’s plans to offer new financial products through its own. Web-based investment platform and statements related to the foregoing. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including risks and uncertainties related to potential legal, regulatory and operational matters associated with the proposed investment platform and strategy. You should also read the section entitled “Risk Factors” in our quarterly report on Form 10-Q which has been filed with the Securities and Exchange Commission, which identifies additional risks and uncertainties. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
[1] As reported in Time Magazine, “A Solar Power Success Story”, November 25, 2013
[2] Source: GTM Research—U.S. PV Leaderboard Q4 2013
About SolarCity
SolarCity® (NASDAQ: SCTY) provides clean energy. The company has disrupted the century-old energy industry by providing renewable electricity directly to homeowners, businesses and government organizations for less than they spend on utility bills. SolarCity gives customers control of their energy costs to protect them from rising rates. The company makes solar energy easy by taking care of everything from design and permitting to monitoring and maintenance. SolarCity currently serves 15 states and signs a new customer every three minutes. Visit the company online at www.solarcity.com and follow the company on Facebook & Twitter.
About | Invest | Impact | News | Follow Us: Terms of Use | Privacy Policy | Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest. you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/Tl-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC 91901/SOLARC*905P7
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Email: solarbonds@solarcity.com

Phone: (877) 554-7652

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3055 Clearview Way
San Mateo, CA 94402

Business Hours: 6AM - 6PM
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Search FAQs

General Info

- What are Solar Bonds?
- Who can purchase Solar Bonds?
- How does the Solar Bonds platform work?
- How do Solar Bonds work?
- What if I have more questions, who can I contact?

Purchasing/Investing

- How can I buy SolarCity stock?
- I am an institutional investor. Who can I talk to?
- Do you allow non-U.S. investors?
- How many types of bonds are available?
- Do you need to be an accredited investor to purchase Solar Bonds?
- What are the bond interest rates and estimated returns?
- Can I purchase more than one bond at any time?
- Can I cancel my order?
- How often will I receive interest payments on Solar Bonds?
- Are there fees associated with purchasing Solar Bonds?
- May I invest in Solar Bonds on behalf of a minor?
- Is there a maximum amount I can invest?

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My Account

- I have registered, now what?
- How do I change my address?
- Why does my bond say pending?
- How can I close an investment account?
- How do I reset my password?

Retirement/Brokerage

- Can I hold the bonds in my IRA?
- Can I hold the bonds in my brokerage account?

Taxes & Statements

- Where do I find my statements?
- Are earnings on Solar Bonds taxable?
- What forms and statements will SolarCity provide for tax preparation purposes?
- When will my tax forms be available and how will they be delivered (i.e. by email, United States Postal Service, other)?

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Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7

SolarCity

© 2014 SolarCity Corporation. All rights reserved

Solar Bonds Support

General Info

What are Solar Bonds?

Solar Bonds are fixed income debt securities that are issued by SolarCity, America's largest solar power provider. With Solar Bonds, your earnings come from the payments SolarCity receives based on the long term solar contracts we have with our customers. Investors should review the prospectus materials available on our Solar Bonds website (solarbonds.solarcity.com) to understand the terms and risks associated with any of our Solar Bond offerings.

Who can purchase Solar Bonds?
Solar bonds are available for purchase by any U.S. citizen or U.S. national over the age of 18, or by U.S.-based companies and organizations. At this time, Florida residents are only able to purchase Solar Bonds through registered broker-dealers.
How does the Solar Bonds platform work?
You begin by establishing your Solar Bonds account online at solarbonds.solarcity.com. Once your account is created, you will need to transfer funds before you can begin investing. You can transfer funds online by bank transfer – which takes up to 3 business days – or you can use a wire transfer to make funds available in approximately 1 business day. Your funds will be held in an account at Wells Fargo Bank that has been established by SolarCity for the benefit of Solar Bonds investors. Once the funds have been credited to your Solar Bonds account, you may go online, choose the bonds that are right for you, and begin investing.
How do Solar Bonds work?
Once you have purchased Solar Bonds, interest and principal payments are paid into your Solar Bonds investment account. You can then withdraw the funds and transfer them to your bank. Each bond’s payment terms will be disclosed in the applicable bond prospectus, which is available for download on the Invest
What if I have more questions, who can I contact?
For general questions, you may find answers to many Frequently Asked Questions in the Support section of our Solar Bonds website. You may also contact us via email at solarbonds@solarcity.com, or telephone a SolarCity Financial Products Representative at (877) 554-7652. Our Financial Products Representatives are available Monday—Friday, from 6 AM – 6 PM (Pacific Time).

SolarCity cannot make any investment recommendations or otherwise provide any investment advice.
You may also contact a SolarCity Financial Products
Representative at:
SolarCity Financial Products
3055 Clearview Way
San Mateo, CA 94402
Purchasing/Investing
How can I buy SolarCity stock?
SolarCity is a publicly traded company listed on the NASDAQ Global Select Market under the ticker symbol SCTY, and you can purchase shares of SolarCity through your brokerage account. We do not sell shares of SolarCity on our Solar Bonds website.
I am an institutional investor. Who can I talk to?
One of our customer specialists in the SolarCity Financial Products group will be happy to help you establish an account. Please call us at (877) 554-7652.
Do you allow non-U.S. investors?
Unfortunately, we can not accommodate non-U.S. investors at this time. We can only accept investments from U.S. citizens and U.S. nationals, or from U.S.-domiciled organizations. Funds for purchase must come from a U.S. bank.
How many types of bonds are available?
You can find all currently available bond offerings on our Solar Bonds website at solarbonds.solarcity.com/available-bonds/.
Do you need to be an accredited investor to purchase Solar Bonds?

No, you do not need to be an accredited investor. SolarCity Solar Bonds are available for purchase by any U.S. citizen or U.S. national over the age of 18, or by U.S.-based organizations.
What are the bond interest rates and estimated returns?
Information related to the specific terms of each series of our Solar Bonds may be found on our Solar Bonds website in the Invest section, and in the prospectus materials associated with each bond offering.
Can I purchase more than one bond at any time?
Yes, Solar Bonds are available in minimum denominations specified in each bond’s prospectus materials, and you can buy as many bonds as you wish, subject to total availability of a bond offering.
Can I cancel my order?
Orders are typically processed on the business day following the order. As a result, you may cancel orders placed Monday through Thursday prior prior to 11:59 PM (Pacific Time) on the day the bond order is placed, and you may cancel orders placed Friday through Sunday anytime before 11:59 PM (Pacific Time) on Sunday. There is no fee for canceling a bond order.
How often will I receive interest payments on Solar Bonds?
Typically, Solar Bonds pay interest semi-annually (twice per year). You should review the information on our Solar Bonds website and the prospectus materials associated with each individual bond offering for the specific terms of each series of bonds.
Are there fees associated with purchasing Solar Bonds?
SolarCity does not charge any fees associated with the purchase of Solar Bonds.

May I invest in Solar Bonds on behalf of a minor?
If you are the minor’s parent or legal guardian you may invest in Solar Bonds on behalf of a minor. You should establish an individual account in your name (as custodian), and select “Custodian account” as the type of account. At that time, you will be asked to provide the minor’s name and social security number.
Is there a maximum amount I can invest?
There is no maximum limit on Solar Bond investments, subject to availability of a bond offering.
Can you suggest an amount I should invest?
No. Solar Bonds may not be a suitable investment for all investors, and SolarCity can not make any investment recommendations or provide any investment advice. You must make your own decision about whether and how much to invest in Solar Bonds.
What is the minimum investment amount?
Typically, the minimum amount is $1,000. However, the minimum investment amount for each Solar Bond offering can be found on our Solar Bonds website and in the prospectus materials associated with each Solar Bond offering.
Will my returns change over time? If so, how will they change?
Currently, our Solar Bonds are structured to offer fixed interest rates over the term of the bonds. You can find information about specific Solar Bond offerings on our Solar Bonds website and in the prospectus materials associated with specific Solar Bond offerings.
How will I receive my interest payments?
Interest payments on your Solar Bond investments will be paid into your Solar Bond investment account. Interest payments are due in accordance with the terms of each Solar Bond offering.

Bank Accounts, Withdrawals and Transfers
How long do funds transfers take?
Transferring funds into your Solar Bond investment account will typically take 2-3 business days for bank transfers. Wire transfers will typically be available on the same business day if received before 2:00 PM Pacific Time. All requests for withdrawal will be processed the same business day if received before 2:00 PM Pacific Time but may take longer to complete, depending on your bank’s policies with regard to electronic deposits.
How do I add a bank account?
You may add a bank account with the following steps:
1 Log into the Solar Bonds website at solarbonds.solarcity.com
2 Click on Transfer Funds in the navigation bar on the top of the homepage screen
3 Click on View/Add Bank Account, and you will now see any bank accounts that are already linked. To add a new bank account, click Add Account, input account information, and click Link Account.
The new bank account should now be ready for transfers.
How do I transfer money to buy Solar Bonds?
You may electronically transfer money to your Solar Bonds investment account with the following steps:
1. Log into the Solar Bonds website at solarbonds.solarcity.com
2. Click on Transfer Funds in the navigation bar on the top of the homepage screen
3. Click on View/Add Bank Account and add a bank account
4. Click on Bank Transfer and deposit money into your account from a linked bank account
5. Once funds have been transferred to your account, you may purchase bonds through the Invest menu on the Solar Bonds homepage.

Please note: your electronic transfer will be subject to your bank’s policies regarding fees and availability.
How do I wire money to buy Solar Bonds?
If you would like to make a deposit to your Solar Bonds investment account using an incoming wire transfer, the wire transfer routing instructions to provide to your bank are as follows:
SolarCity Corporation FBO Account Bank Name: Wells Fargo Bank, N. A. Bank Address: 420 Montgomery St., San Francisco, CA 94104 Account Number: 4120430871 Bank ID/ABA Routing #: 121000248 Memo: IMPORTANT: Please include your full legal name and e-mail associated with your Solar Bonds investment account in the memo field for processing. The deadline for receiving wire transfers is 2:00 p.m. Pacific Time. Wire transfers received after 2:00 p.m. Pacific Time will be processed the next business day.
If you would like to make a withdrawal via wire please contact a Financial Products Representative.
Is there a fee associated with a wire transfer?
SolarCity does not charge a fee to wire money into or out of your Solar Bonds investment account. However, most banks and wire transfer providers charge a fee to send a wire. Please check with your bank for specific details.
How do I withdraw money?
You may electronically transfer money from your Solar Bonds investment account to a linked bank account with the following steps:
1. Log into the Solar Bonds website at solarbonds.solarcity.com
2. Click on Transfer Funds in the navigation bar at the top of the homepage screen
3. Click on Bank Transfer. Select “Withdrawal from Solar Bonds Account” in the Action drop down box, chose the bank account for the deposit, and enter the amount of the withdrawal

You may also request a wire transfer to withdraw funds from your SolarCity account by contacting a Financial Products Representative at solarbonds@solarcity.com or (877) 554-7652.
*All requests for withdrawal will be processed the same business day if received before 2:00 PM Pacific Time. Bank transfers typically take 2-3 business days to complete. Wire transfers will typically be completed the same business day they are processed. Please note: your electronic transfer will be subject to your bank’s policies regarding fees and availability.
When do I start earning interest/How long after I submit an order will my Solar Bonds be issued?
Solar Bonds will typically be issued the next business day after a bond order is received. Solar Bonds begin to accrue interest on the day the bond is issued.
Will the cash in my Solar Bonds account earn interest?
Cash held in your Solar Bonds investment account does not earn interest. You must invest in Solar Bonds to begin earning interest.
Can I cancel a bank transfer that has already been initiated?
If you wish to cancel a bank transfer that you have initiated, please contact a SolarCity Financial Products representative immediately. Our Financial Products representatives are available Monday—Friday, from 6AM – 6PM Pacific Time at (877) 554- 7652.
Bank transfers can only be cancelled prior to processing by SolarCity. Typically, bank transfers are processed daily with the exception of bank holidays and weekends. Once we have processed a bank transfer, it cannot be cancelled. However, you may always transfer any available funds in your Solar Bonds investment account back to your bank account, and we won’t charge you any fees.
Regulatory
How are Solar Bonds regulated?
Solar Bonds are registered securities issued by SolarCity. The sale of our Solar Bonds is regulated by the Securities Exchange Commission (SEC) and by federal and state securities laws.
Are you a brokerage firm, broker dealer, or a Registered Investment Advisor?
SolarCity is neither a brokerage firm nor a broker-dealer. Your Solar Bonds investment account is not a brokerage account and may only be used to purchase and hold Solar Bonds issued by SolarCity.
SolarCity is not a Registered Investment Advisor. SolarCity cannot make any investment recommendations or otherwise provide any investment advice.
Is my investment safe? Is it guaranteed?
As with any investment, purchasing Solar Bonds involves risk. Investors should review the prospectus materials which contain important information concerning the terms and risks of investing in Solar Bonds. You must make your own decision about whether and how much to invest in Solar Bonds. Solar Bonds are not FDIC- insured. Your earnings and principal are not guaranteed.
Are my funds FDIC insured?
SolarCity holds funds on your behalf, but we are not a bank. The funds we hold for you are deposited at Wells Fargo Bank—which is FDIC insured. Therefore, all funds that are held by SolarCity on your behalf are eligible for FDIC pass-through insurance coverage of up to $250,000, subject to FDIC terms and limitations. FDIC pass-through insurance applies only to cash balances held in your Solar Bonds account, not to your Solar Bonds portfolio.
Where are your latest reports and SEC filings located?
As a publicly held company, SolarCity’s latest public reports and Securites Exchange Commission (SEC) filings are available at www.sec.gov
My Account
I have registered, now what?
Prior to purchasing a bond, you must complete your profile and transfer funds into your Solar Bonds investment account. Once the transfer is complete and you have reviewed the relevant prospectus materials relating to the Solar Bonds, you may place your bond order.
How do I change my address?
For security purposes, we ask that you speak with one of our Financial Products representatives in order to change the address of record for your Solar Bonds investment account. Our Financial Products representatives are available Monday—Friday, from 6 AM – 6 PM Pacific Time at (877) 554-7652.
Why does my bond say pending?
Bond orders are typically processed by SolarCity on the following business day. Up until that time, any orders you have placed are considered pending and you may choose to cancel those orders. Once your bond order is processed and your Solar Bonds are issued, your bond order is considered a firm order and you may no longer cancel. As a result, you may cancel orders placed Monday through Thursday prior to 11:59 PM (Pacific Time) on the day the bond order is placed, and you may cancel orders placed

Friday through Sunday anytime before 11:59 PM (Pacific Time) on Sunday.
How can I close an investment account?
If you wish to close your Solar Bonds investment account and you have no current investments in Solar Bonds, you must first withdraw any cash in your account, and then send us an email at solarbonds@solarcity.com requesting us to close your account. If you have current investments in Solar Bonds, your account will need to remain open to receive any remaining bond payments due to you, as well as tax returns and other legal notices.
How do I reset my password?
To reset your password, click on the Login button at the top of the Solar Bonds homepage, then click on the Reset Password link. You will be prompted to enter the email address you used to register your account, and password reset instructions will be sent to you at that email address.
Retirement/Brokerage
Can I hold the bonds in my IRA?
Currently, you cannot use funds from your IRA or 401K account to invest in Solar Bonds. We expect to offer that capability in the future, so check back with us.
Can I hold the bonds in my brokerage account?
Currently, you can only hold the bonds in your Solar Bonds investment account. If you are interested in holding Solar Bonds in your brokerage account, you should contact your brokerage firm to request that they support Solar Bonds. If you call our Financial Products team at (877) 554-7652 or email us at solarbonds@solarcity.com, we will be happy to follow up.
Taxes & Statements

Where do I find my statements?
Statements will be available through your online account. You will receive an e-mail notification to the address provided when new statements become available.
Are earnings on Solar Bonds taxable?
Interest on the bonds is generally taxable. You should consult with your tax advisor if you have questions regarding taxation or how to report the tax information on your tax return.
What forms and statements will SolarCity provide for tax preparation purposes?
SolarCity will provide quarterly statements containing account information such as cash balances, investment balances, and interest/principal payments. SolarCity will also provide annual tax information after year end (Form 1099-INT). These statements will be accessible from your online account center.
When will my tax forms be available and how will they be delivered (i.e. by email, United States Postal Service, other)?
Tax forms will be made available through your online account center after year end, before February 2 of each following year.

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Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041,CT HIC 0632778/ELC 0125305, DE 2011120386/Tl-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7
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Terms of Use | Privacy Policy | Customer Agreement

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7

SolarCity

© 2014 SolarCity Corporation. All rights reserved

SOLAR BONDS by SolarCity DASHBOARD INVEST TRANSFER FUNDS
Complete Profile
SSL Certificate
GENRAL INFORMATION
I am:
An individual investing for myself or my family A representative of an organization
First Name Last Name
John Doe
E-mail
John.doe@solarcity.com
Address (must be a physical address)
Address Address 2
City State Zip Code
Select One.
My mailing address is different than above.
Daytime Phone Evening Phone
Social Security Number Citizenship Status
U.S. Citizen Resident Alien

SOLAR BONDS DASHBOARD INVEST TRANSFER FUNDS SUPPORT JOHN DOE
by SolarCity
Citizenship Status
U.S. Citizen Resident Alien Type of account
Joint Account
Name of joint account holder SSN of joint account holder
###-##-####
I hereby certify under penalty of perjury that my Social Security number is correct, I am over the age of 18, and that I am not subject to backup withholding on Internal Revenue Service Form W9. I also hereby certify under penalty of perjury that I am a U.S. person (a U.S. citizen or U.S. resident alien).
Advisor Information (optional)
Advisor name
Advisor firm name Advisor email
SAVE
About Invest Impact News Follow Us: Terms of Use Privacy Policy Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041,CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-l 136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7
SolarCity
© 2014 SolarCity Corporation. All rights reserved

SOLARBONDS
by SolarCity
DASHBOARD
INVEST
TRANSFER FUNDS
SUPPORT
JOHN DOE
Complete Profile
SSL Certificate
GENERAL INFORMATION
I am:
An individual investing for myself or my family
A representative of an organization
First Name
John
Last Name
Doe
E-mail
John.doe@solarcity.com
Address (must be a physical address)
Address
123 Fake St
Address 2
Apt. 4
City
Anytown
State
Select One...
Zip Code
12345
My mailing address is different than above.
Daytime Phone
555-555-5555
Evening Phone
555-555-5555
Social Security Number
012-34-5678
Citizenship Status
U.S. Citizen
Resident Alien

SOLAR BONDS DASHBOARD INVEST TRANSFER FUNDS SUPPORT JOHN DOE
by SolarCity
Citizenship Status
U.S. Citizen Resident Alien Type of account
Custodian Account
Name of designated account holder SSN of designated account holder
###-##-####
I hereby certify under penalty of perjury that my Social Security number is correct, I am over the age of 18, and that I am not subject to backup withholding on Internal Revenue Service Form W9. I also hereby certify under penalty of perjury that I am a U.S. person (a U.S. citizen or U.S. resident alien).
Advisor Information (optional)
Advisor name
Advisor firm name Advisor email
SAVE
About Invest Impact News Follow Us: Terms of Use Privacy Policy Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032. DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*9190l/SOLARC*905P7
SolarCity
© 2014 SolarCity Corporation. All rights reserved

SOLAR BONDS by SolarCity

DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | JOHN DOE ▾

Complete Profile

SSL Certificate

GENERAL INFORMATION

I am:

○ An individual investing for myself or my family ● A representative of an organization

First Name: John

Last Name: Doe

E-mail: John.doe@solarcity.com

Legal name of corporate entity or trust: Acme, Inc.

Organization Address (must be physical address)

Address: 123 Fake St

Address 2: Suite 100

Street addresses only; no PO Boxes, please.

City: Anycity

State: Select One...

Zip Code: 12345

☐ The organization mailing address is different than above.

Phone: 555-555-5555

Organization Tax ID or SSN: 123456789

☐ The organization mailing address is different than above.

Phone: 555-555-5555

Organization Tax ID or SSN: 123456789

Type of Entity: Select One...

We need this information to continue.

☐ Entity is a Tax-Exempt Entity

Are you an authorized representative of an entity investing for the benefit of client accounts? (if yes, then select one...)

● No ○ Yes

☐ I (as an officer of the entity) hereby certify under penalty of perjury that the tax identification number for the entity is correct. I also hereby certify under penalty of perjury that the Entity is formed in the U.S.

SAVE

About | Invest | Impact | News | Follow Us:

Terms of Use | Privacy Policy | Customer Agreement

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7

SolarCity

© 2014 SolarCity Corporation. All rights reserved

SOLARBONDS
by SolarCity
DASHBOARD
INVEST
TRANSFER FUNDS
SUPPORT
JOHN DOE
Transfer funds between accounts.
BANK TRANSFER
WIRE MONEY
VIEW / ADD BANK ACCOUNTS
TRANSACTION HISTORY
SSL Certificate
Cash Summary
Current Balance
Cash: $0.00
Pending Transfers
Outbound: None
Inbound: None
My Linked Bank Accounts
+ Add Account
Owned by:
Individual/Joint
Custodial
Account Holder Information
Account Holder's Name:
Jane Doe
Account Holder's Address:
123 Bank Street
Account Holder's Address 2:
Suite 1000
Account Holder's City:
Bank City
Account Holder's State:
Select One...
Account Holder's Zip:
12345
Bank Information
Account Nickname:
Family Checking Account
Bank Name:
First City Bank
Bank Account Type:
Checking
Savings
JONATHAN A. DOE
MARY B. DOE
1234 Main Street
Anytown, USA 12345
1001
DATE
PAY TO THE ORDER OF
$
DOLLARS
MEMO
⑆012345678⑆
123456789O⑈
1001
Routing Number
Account Number

SOLARBONDS by SolarCity
DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | JOHN DOE

Account Nickname: [Family Checking Account]

Bank Name: [First City Bank]

Bank Account Type:

(●) Checking ( ) Savings


JONATHAN A. DOE
MARY B. DOE
1234 Main Street
Anytown, USA 12345
1001
DATE
PAY TO THE ORDER OF
$
DOLLARS
MEMO
⑆012345678⑆
123456789O⑈
1001
Routing Number
Account Number

Bank Routing Number: [123456789]

Bank Account Number: [10000000000]

LINK ACCOUNT

About | Invest | Impact | News | Follow Us:
Terms of Use | Privacy Policy | Customer Agreement

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7

SolarCity

© 2014 SolarCity Corporation. All rights reserved

SOLARBONDS
by SolarCity
DASHBOARD
INVEST
TRANSFER FUNDS
SUPPORT
JOHN DOE
Transfer funds between accounts.
BANK TRANSFER
WIRE MONEY
VIEW / ADD BANK ACCOUNTS
TRANSACTION HISTORY
My Linked Bank Accounts
+ Add Account
Owned by:
Individual/Joint
Custodial
Beneficiary Information
First Name of Beneficiary:
Jack
Last Name of Beneficiary:
Doe
Social Security Number of Beneficiary:
123-45-6789
Date of Birth of Beneficiary:
Month:
Day:
Year:
Citizenship Status of Beneficiary:
U.S. Citizen
Resident Alien
State of Beneficiary:
Select One...
Account Holder Information
Account Holder's Name:
Jane Doe
Account Holder's Address:
123 Bank Street
Account Holder's Address 2:
Suite 1000
Account Holder's City:
Bank City
Account Holder's State:
Select One...
Account Holder's Zip:
12345
SSL Certificate
Cash Summary
Current Balance
Cash: $0.00
Pending Transfers
Outbound: None
Inbound: None

SOLOR Bonds by SolarCity dashboard invest transfer funds support john doe Bank Information
Account Nickname: family checking account Bank Name: first city bank
Bank Account Type:
Checking Savings
JONATHAN A. DOE .
MARY B. DOE 1001
1234 Main Street
Anytown, USA 12345 Date
PAY TO THE ORDER OF $
DOLLARS
MEMO
-: 012345678 -: 1234567890” 1001
Routing Number Account Number
Bank Routing Number: Bank Account Number
123456789 10000000000
LINK ACCOUNT
About Invest Impact News Follow Us: Terms of Use Privacy Policy Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB888104, CO EC8041,CT HIC 0632778/ELC 0125305, DE 2011120386/T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7
SolarCity

SOLAR BONDS by SolarCity

DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | JOHN DOE

Welcome back, John Doe

Portfolio at a Glance

Bonds	$0.00
Pending Bond Orders	$0.00
Cash	$1,000.00
Pending Transfers	$0.00
Total Value	**$1,000.00**

Available Bonds

2.50% Solar Bonds, Series 2014/2-2

SOLAR BONDS by SolarCity
2.5 % 2 yrs
Minimum Order: $1,000

Maturity Date: **Oct. 15, 2016**
Minimum Purchase: **$1,000.00**
Denomination: **$1,000.00**
Prospectus: View | Download

BUY BOND NOW

2.00% Solar Bonds, Series 2014/1-1

SOLAR BONDS by SolarCity
2.0 % 1 year
Minimum Order: $1,000

Maturity Date: **Oct. 15, 2015**
Minimum Purchase: **$1,000.00**
Denomination: **$1,000.00**
Prospectus: View | Download

BUY BOND NOW

3.00% Solar Bonds, Series 2014/3-3

SOLAR BONDS by SolarCity

Maturity Date: **Oct. 15, 2017**
Minimum Purchase: **$1,000.00**

BUY BOND NOW

SOLAR BONDS by SolarCity

DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | JOHN DOE

2.0 % 1 year | Minimum Order: $1,000

3.00% Solar Bonds, Series 2014/3-3

SOLAR BONDS by SolarCity

3.0 % 3 yrs | Minimum Order: $1,000

Maturity Date: **Oct. 15, 2017**
Minimum Purchase: **$1,000.00**
Denomination: **$1,000.00**
Prospectus: View | Download

BUY BOND NOW

4.00% Solar Bonds, Series 2014/4-7

SOLAR BONDS by SolarCity

4.0 % 7 yrs | Minimum Order: $1,000

Maturity Date: **Oct. 15, 2021**
Minimum Purchase: **$1,000.00**
Denomination: **$1,000.00**
Prospectus: View | Download

BUY BOND NOW

About | Invest | Impact | News | Follow Us: | Terms of Use | Privacy Policy | Customer Agreement

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7

SolarCity

© 2014 SolarCity Corporation. All rights reserved

SOLARBONDS
by SolarCity
DASHBOARD
INVEST
TRANSFER FUNDS
SUPPORT
JOHN DOE
Discover new opportunities
Open Bonds
2.50% Solar Bonds, Series 2014/2-2
SOLARBONDS
by SolarCity
2.5 %
2 yrs
Minimum Order:
$1,000
Maturity Date: Oct. 15, 2016
Minimum Purchase: $1,000.00
Denomination: $1,000.00
Prospectus: View | Download
BUY BOND NOW
2.00% Solar Bonds, Series 2014/1-1
SOLARBONDS
by SolarCity
2.0 %
1 year
Minimum Order:
$1,000
Maturity Date: Oct. 15, 2015
Minimum Purchase: $1,000.00
Denomination: $1,000.00
Prospectus: View | Download
BUY BOND NOW
3.00% Solar Bonds, Series 2014/3-3
SOLARBONDS
by SolarCity
3.0 %
3 yrs
Minimum Order:
$1,000
Maturity Date: Oct. 15, 2017
Minimum Purchase: $1,000.00
Denomination: $1,000.00
Prospectus: View | Download
BUY BOND NOW
4.00% Solar Bonds, Series 2014/4-7

SOLAR BONDS by SolarCity

DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | JOHN DOE

2.0 % 1 year | Minimum Order: $1,000

3.00% Solar Bonds, Series 2014/3-3

SOLAR BONDS by SolarCity

3.0 % 3 yrs | Minimum Order: $1,000

Maturity Date: **Oct. 15, 2017**
Minimum Purchase: **$1,000.00**
Denomination: **$1,000.00**
Prospectus: **View** | **Download**

BUY BOND NOW

4.00% Solar Bonds, Series 2014/4-7

SOLAR BONDS by SolarCity

4.0 % 7 yrs | Minimum Order: $1,000

Maturity Date: **Oct. 15, 2021**
Minimum Purchase: **$1,000.00**
Denomination: **$1,000.00**
Prospectus: **View** | **Download**

BUY BOND NOW

About | Invest | Impact | News | Follow Us:

Terms of Use | Privacy Policy | Customer Agreement

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7

SolarCity

© 2014 SolarCity Corporation. All rights reserved

SOLAR BONDS by *SolarCity
DASHBOARD INVEST TRANSFER FUNDS SUPPORT JOHN DOE
2.50% Solar Bonds, Series 2014/2-2
Maturity Date: Oct. 15, 2016 SOLAR BONDS Minimum Purchase: $1,000.00 by SolarCity Denomination: $1,000.00 Prospectus: View Download
Minimum 2.5% Order: You must view or download the
prospectus prior to placing an order.
2 yrs $1,000
BUY BOND NOW
Description
2.50% Solar Bonds, Series 2014/2-2 are senior unsecured notes issued by SolarCity Corporation. 2.50% Solar Bonds, Series 2014/2-2 are offered with an interest rate of 2.50% paid semi-annually, The bonds have a 2 year term from the date of offer (October 15, 2014). with a maturity date of October 15, 2016.
About Invest Impact News Follow Us: Terms of Use Privacy Policy Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CTHIC 0632778/ELC 01 25305, DE 2011120386/T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-l 136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700. NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7
SolarCity
© 2014 SolarCity Corporation. All rights reserved

SOLAR BONDS by *SolarCity
DASHBOARD INVEST TRANSFER FUNDS SUPPORT JOHN DOE
2.00% Solar Bonds, Series 2014/1-1
Maturity Date: Oct. 15, 2015
SOLAR BONDS *SolarCity Minimum Purchase: $1,000.00
by SolarCity Denomination: $1,000.00
Prospectus: View Download Minimum 2.0% Order:
BUY BOND NOW
You must view or download the prospectus prior to placing an order.
1 year $1,000 Description
2.00% Solar Bonds, Series 2014/1-1 are senior unsecured notes issued by SolarCity Corporation. 2.00% Solar Bonds, Series 2014/1-1 are offered with an interest rate of 2.00% paid semi-annually. The bonds have a 1 year term from the date of offer (October 15, 2014), with a maturity date of October 15, 2015.
About Invest Impact News Follow Us: Terms of Use Privacy Policy Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7 SolarCity
© 2014 SolarCity Corporation. All rights reserved
SOLAR BONDS DASHBOARD INVEST TRANSFER FUNDS SUPPORT JOHN DOE by SolarCity
3.00% Solar Bonds, Series 2014/3-3 Maturity Date: Oct. 15, 2017
SOLAR BONDS Minimum Purchase: $1,000.00
by SolarCity Denomination: $1,000.00
Prospectus: View Download 3.0% Minimum
Order: You must view or download the prospectus prior to placing an order. 3 yrs $1,000 BUY BOND NOW Description
3.00% Solar Bonds, Series 2014/3-3 are senior unsecured notes issued by SolarCity Corporation. 3.00% Solar Bonds, Series 2014/3-3 are offered with an interest rate of 3.00% paid semi-annually. The bonds have a 3 year term from the date of offer (October 15, 2014), with a maturity date of October 15, 2017. About Invest Impact News Follow Us: Terms of Use Privacy Policy Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041,CT HIC 0632778/ELC 0125305, DE 2011120386/T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7
SolarCity
© 2014 SolarCity Corporation. All rights reserved

SOLAR BONDS by SolarCity

DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | JOHN DOE ▾

4.00% Solar Bonds, Series 2014/4-7

SOLAR BONDS by SolarCity

4.0 % 7 yrs

Minimum Order: $1,000

Maturity Date:	Oct. 15, 2021
Minimum Purchase:	$1,000.00
Denomination:	$1,000.00
Prospectus:	View | Download

You must view or download the prospectus prior to placing an order.

BUY BOND NOW

Description

4.00% Solar Bonds, Series 2014/4-7 are senior unsecured notes issued by SolarCity Corporation. 4.00% Solar Bonds, Series 2014/4-7 are offered with an interest rate of 4.00% paid semi-annually. The bonds have a 7 year term from the date of offer (October 15, 2014), with a maturity date of October 15, 2021.

About | Invest | Impact | News | Follow Us:

Terms of Use | Privacy Policy | Customer Agreement

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7

SolarCity

© 2014 SolarCity Corporation. All rights reserved

SOLAR BONDS by *SolarCity
DASHBOARD INVEST TRANSFER FUNDS SUPPORT JOHN DOE
2.50% Solar Bonds, Series 2014/2-2
Maturity Date: Oct. 15, 2016
SOLAR BONDS Minimum Purchase: $1,000.00
by SolarCity Denomination: $1,000.00
Prospectus: View Download
2.5% Minimum
0rder: BUY BOND NOW
2 yrs $1,000
Place an Order
Amount
?
Minimum order: $1,000.00 (Multiples of: $1,000.00) Your available balance: $1,000.00
Description
2.50% Solar Bonds, Series 2014/2-2 are senior unsecured notes issued by SolarCity Corporation. 2.50% Solar Bonds, Series 2014/2-2 are offered with an interest rate of 2.50% paid semi-annually. The bonds have a 2 year term from the date of offer (October 15, 2014), with a maturity date of October 15, 2016.
About Invest Impact News Follow Us: Terms of Use Privacy Policy Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041. CT HIC 0632778/ELC 0125305. DE2011120386/ T1-6032. DC 410514000080/ECC902585, FL EC13006226. HI CT-29770. MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06150600/34EI01732700. NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7
SolarCity
©2014 SolarCity Corporation. All rights reserved

SOLAR BONDS SUPP0BT JOHN00E
by SolarCity Please Confirm Order
You are placing a firm order for $1,000 of
by 2.50% Solar Bonds, Series 2014/2-2.” Orders placed 0.00 today will be processed on the next business day. You Download
2
.5% may cancel your order anytime prior to 11:59pm Pacific
time today. Orders placed on Friday—Sunday may be
cancelled anytime prior to 11:59pm Pacific time on
2yrs Sunday.
I have received the Prospectus materials including the Prospectus Supplement describing the terms of the 2.50% Solar Bonds, Series 2014/2-2 series of Solar Bonds.
Place an Order
Please review the Terms of Use and Customer Agreement.
Amount
Cancel
Description
2.50% Solar Bonds, Series 2014/2-2 are senior unsecured notes issued by SolarCity Corporation. 2.50% Solar Bonds, Series 2014/2-2 are offered with an interest rate of 2.50% paid semi-annually. The bonds have a 2 year term from the date of offer (October 15, 2014), with a maturity date of October 15, 2016.
About Invest Impact News Follow Us; Terms of Use Privacy Policy Customer Agreement
Solar Bonds are debt securities issued by SolarCity As with any investment, purchasing Solar Bonds involves risk You must make your own dec son about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity
©2014 SolarCity Corporation. All rights reserved

SOLAR BONDS by *SolarCity
DASHBOARD INVEST TRANSFER FUNDS SUPPORT JOHN DOE
Transfer funds between accounts.
SSL Certificate
BANK TRANSFER WIRE MONEY VIEW / ADD BANK ACCOUNTS TRANSACTION HISTORY Cash Summary
Current Balance
Transfer Funds Cash $1,000.00Transfer funds between your bank account and your Solar Bonds account. Learn More Pending Transfers
Outbound: None
Action: Please Choose to Withdraw or Deposit Inbound: None
Bank Account: John Doe Primary Checking
Amount: $ 0.00
I agree to the terms of use of SolarCity and authorize this transfer.
By checking the box above and clicking Confirm. I authorize my payment to be processed as an electronic funds transfer or draft drawn from my account. If the payment is returned unpaid, I authorize you or your service provider to collect the payment and my state’s return item fee by electronic funds transfer(s) or draft(s) drawn from my account. Click here to view your state’s returned item fee. If this payment is from a corporate account, I make these authorizations as an authorized corporate representative and agree that the entity will be bound by the NACHA operating rules.
CONTINUE CANCEL
About Invest Impact News Follow Us: Terms of Use Privacy Policy Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (incuding a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this website relates. Before you invest you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/R0C 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/Tl-6032, DC 410514000080/ECCg02585, FL EC13006226, HI CT-2g770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC-905P7
SolarCity
© 2014 SolarCity Corporation. All rights reserved

SOLAR BONDS by SolarCity

DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | JOHN DOE

Transfer funds between accounts.

SSL Certificate

BANK TRANSFER | WIRE MONEY | VIEW / ADD BANK ACCOUNTS | TRANSACTION HISTORY

Wire Transfers

If you would like to make a deposit to your account using an incoming wire transfer, the wire transfer routing instructions are as follows:

Account Name: SolarCity Corporation FBO Account
Bank Name: Wells Fargo Bank, N. A.
Bank Address: 420 Montgomery St., San Francisco, CA 94104
Account Number: 4120430871
Bank ID/ABA Routing #: 121000248
IMPORTANT INFORMATION: You must include your name and the email address associated with your Solar Bonds account in the memo line for processing purposes.

The cut off for wire transfers is 2:00 p.m. Pacific time. Requests received after deadlines will be processed the next business day.

If you would like to make a withdrawal via wire please contact Solar Bonds at solarbonds@solarcity.com.

Cash Summary

Current Balance

Cash:	$1,000.00

Pending Transfers

Outbound:	None
Inbound:	None

About | Invest | Impact | News | Follow Us:

Terms of Use | Privacy Policy | Customer Agreement

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7

SolarCity

© 2014 SolarCity Corporation. All rights reserved

SOLAR BONDS DASHBOARD INVEST TRANSFER FUNDS SUPPRT JOHN DOE
by SolarCity
Transfer funds between accounts.
SSL Certificate
BANK TRANSFER WIRE MONEY VIEW / ADD BANK ACCOUNTS TRANSACTION HISTORY Cash Summary
Current Balance
My Linked Bank Accounts cash: $1,000.00
Primary Account Nickname: Pending Transfers
John Doe Primary Outbound: None
Checking John Doe Primary Checking inbound: None
+ Add Account Bank Account Holder Name:
John Doe
Bank Routing Number:
021272655
Bank Account Number:
****5678
REMOVE BANK ACCOUNT
About Invest Impact News Follow Us: Terms of Use Privacy Policy Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/Tl-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-l136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA S0LARC*919Ol/SOLARC*905P7
SolarCity
© 2014 SolarCity Corporation. All rights reserved

SOLAR BONDS DASHBOARD INVEST TRANSFER FUNDS SUPPRT JOHN DOE
by SolarCity
Transfer funds between accounts.
SSL Certificate
bank transfer wire money view / add bank accounts TRANSACTION HISTORY
Cash Summary
Current Balance
Transaction History Cash: $1,000.00
Here you can view your transaction history with SolarCity. Pending Transfers
Outbound: None
Inbound: None
Filter By:
Last 3 Months
FILTER CLEAR FILTERS
About Invest Impact News Follow Us: Terms of Use Privacy Policy Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investmemt, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/Tl-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-l136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI 01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7
SolarCity
© 2014 SolarCity Corporation. All rights reserved

Solarbonds.solarcity.com

Homepage:

Solar Bonds Pay You Up To 4%

Get paid by the sun.

Choose the bond that’s right for you

A New Investment Option

Solar Bonds are open to everyone*.

They offer attractive returns and you can invest directly with no fees. Best of all, you’re helping to support the growth of clean solar energy.

Chart: Comparison of investment returns.

Highest Yield Savings: 1.05%

Treasury Notes: 2.13%

High Yield CDs: 2.45%

Municipal Bonds: 3.36%

Solar Bonds: 4%

*	You must be a U.S citizen or U.S. national, at least 18 years old, not a resident of the state of Florida unless purchasing through a broker-dealer, and meet other requirements as applicable. Sources All yields presented as Tax-Equivalent Yields. Solar Bonds SolarCity Solar Bonds with a 4% coupon and a 7-year maturity. Municipal Bonds Composite bond yield for A-rated municipal bonds with 10-year maturities from Yahoo! Finance as of October 7, 2014; municipal bonds yields are presented as Tax-Equivalent Yields assuming a 28% federal income tax rate. Online CDs Top APY available for 7-year CDs on sub-$10,000 accounts; provided by money-rates.com on October 8, 2014. Treasury Notes Interest Rate on 7-year treasury notes issued by the U.S. Department of the Treasury on September 30, 2014 through Treasury Direct. High Yield Savings Top APY available for National Highest Yield MMA and Savings Accounts, provided by Bankrate.com on October 8, 2014.

Offered by America’s Largest Solar Power Provider

SolarCity is helping people from around the United States switch to clean power – while saving on their energy bills. Your Solar Bond investment will help SolarCity power more homes and businesses with solar energy, while you grow your money.

How Solar Bonds Work

Solar Bonds are issued - and backed - by SolarCity (NASDAQ: SCTY). An important difference from other corporate bonds is that your earnings come from the payments that we receive based on thousands of solar power systems we’ve installed on homes and businesses throughout the U.S.

1.	SolarCity installs solar power systems on homes and businesses nationwide.

2.	Our customers make monthly solar payments based on long-term contracts.

3.	We use a portion of the solar payments we receive to pay interest on your investments over the term of the bond, and your principal is repaid at maturity.

Investing is easy

Simply open a Solar Bond account, make a deposit, and choose the bond that works best for you.

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7

About page

How It Works

Get Paid by the Sun

With Solar Bonds, your earnings come from the payments we receive based on thousands of long-term solar contracts with homeowners, businesses, and schools. Like most other corporate bonds, you’ll receive regular interest payments and your original investment is repaid at maturity. An important difference is that Solar Bonds are helping to create a cleaner future.

Investing is Easy and Secure

Getting started is easy. Simply open an account, deposit money, and buy your Solar Bonds online, with no fees charged for your purchase. We take protecting your personal and financial information very seriously. We employ a range of technological and procedural safeguards designed to make our site safe and ensure your data is protected to the fullest extent possible.

Open to Everyone*

Solar Bonds are issued by SolarCity, a public corporation listed on NASDAQ as SCTY. You’re buying the bonds directly from us. You don’t have to be a SolarCity customer or live in one of our service territories.

You can invest as little as $1,000 and get attractive returns on your money. That’s important, because until now, solar investing was almost entirely reserved for large institutions.

Our mission is to make all of the benefits of solar energy available to as many people as possible. We did it with rooftop solar power systems. Now we’re doing it with solar investing.

*	You must be a U.S citizen or U.S. national, at least 18 years old, not a resident of the state of Florida unless you are purchasing through a broker-dealer, and meet other requirements as applicable.—

About SolarCity

An American Success Story

Solar energy in the U.S. is growing at an unprecedented rate, and SolarCity is leading the way. We revolutionized the industry and became America’s #1 full-service solar provider. We’re currently in 15 states and install approximately one out of every three residential solar power systems in the U.S. Every minute of the work day, we sign up a new customer.

Our growth is being fueled by our investment partners - including Google, Goldman Sachs, Bank of America, U.S. Bank, and others - who have financed over $4.5 Billion worth of solar projects with us. Now you can join some of America’s leading companies to help finance solar systems with us.

A Growing Market

The solar energy market in the U.S. grew by 41% in 2013*. The numbers speak for themselves—people want a better way to power their homes and their lives. Your Solar Bond investment can help us meet that demand.

Beyond the Financial Benefits

There’s more to Solar Bonds than just getting attractive returns. This is your chance to help the environment and create U.S. solar jobs at the same time.

See the impact your investment can make.

*	Greentech Media, March 2014, “US Solar Market Grew 41%, Had Record Year in 2013.”

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7

Invest page

Available Bonds

2.50% Solar Bonds, Series 2014/2-2

Maturity Date: Oct. 15, 2016

Minimum Purchase: $1,000.00

Denomination: $1,000.00

Prospectus: View | Download

2.00% Solar Bonds, Series 2014/1-1

Maturity Date: Oct. 15, 2015

Minimum Purchase: $1,000.00

Denomination: $1,000.00

Prospectus: View | Download

3.00% Solar Bonds, Series 2014/3-3

Maturity Date: Oct. 15, 2017

Minimum Purchase: $1,000.00

Denomination: $1,000.00

Prospectus: View | Download

4.00% Solar Bonds, Series 2014/4-7

Maturity Date: Oct. 15, 2021

Minimum Purchase: $1,000.00

Denomination: $1,000.00

Prospectus: View | Download

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7

Impact page

The Impact

Environmental Impact

SolarCity was founded to help create a world without the need to burn fossil fuels. Our founders – brothers Lyndon Rive and Peter Rive – and our Chairman, Elon Musk, knew there was a better way.

Solar energy is one of the cleanest, most sustainable power sources on the planet. At SolarCity, we’re making it accessible for everyone. Average American homeowners can finally choose a clean, more affordable alternative to traditional electricity.

Over 20 years, an average 3-bedroom home with a solar power system will offset 50 tons of carbon dioxide. That’s the equivalent of...

*	40,000 gallons of water used to make electricity

*	Driving a car 125,000 miles

*	CO2 absorbed by 60 trees

Solar Bonds let everyone support a cleaner, brighter future

Creating American Jobs

Solar energy is not only creating a brighter future, it’s generating jobs. SolarCity is America’s largest solar employer with more than 7,500 employees.

We’ve opened offices and warehouses throughout the country and are continuing to expand into new territories. We’re proud to help strengthen communities by hiring and training in the regions we serve.

*	Environmental benefits based on data collected from: Environmental Protection Agency, February 2005, “Emission Facts: Average Carbon Dioxide Emissions Resulting from Gasoline and Diesel Fuel.” Go Solar California, “Clean Power Estimator,” based on data for Los Angeles, CA (90011); Berkeley, CA (94704) and Point Reyes, CA (94956). Warnell School of Forest Resources, December 1996, “Number of Tree per Acre by Spacing.” Massachusetts Institute of Technology, August 2004, “Emissions Reductions from Solar Photovoltaic (PV) Systems.” National Energy Technology Laboratory, September 2004, “EPRI Environment Sector Meetings.”

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7

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Solar Bonds News

Solar Bonds news and announcements

SolarCity to Introduce Solar Financial Products for Individuals, Institutions of All Sizes

Molly Canales | January 15, 2014

Web-based platform to allow individuals and institutions of all sizes to invest in portfolios of solar assets previously only available to large institutions… Read More

SolarCity to Introduce Solar Financial Products for Individuals, Institutions of All Sizes

Molly Canales | January 15, 2014

Web-based platform to allow individuals and institutions of all sizes to invest in portfolios of solar assets previously only available to large institutions

SAN MATEO, Calif., Jan. 15, 2014—SolarCity® (Nasdaq: SCTY) is transforming energy delivery by making solar power more accessible and affordable than previously possible—now the company wants to provide a new avenue for individuals and institutions from around the world to participate in and benefit from that transformation. SolarCity today announced plans to launch a new, Web-based investment platform through which it intends to allow a broad range of investors, including both individuals and organizations of all sizes, to participate directly in solar investments that have previously only been available to large financial institutions.

“People want to support clean energy development. Customers are seeing the benefits of getting solar for their homes but they would like to participate in other ways as well,” said SolarCity CEO Lyndon Rive. “Previously, only institutional investors could participate in the financing of most solar assets. With our investment platform, we’re hoping to allow far more individuals and smaller organizations to participate in the transformation to a cleaner, more distributed infrastructure.”

SolarCity has acquired a privately-held financial technology company, Common Assets LLC, which developed the investment platform SolarCity will use to distribute its investment products. Tim Newell, the president and chief executive officer of Common Assets, and John Witchel, Common Assets’ chief architect, have joined SolarCity as part of the transaction. Newell, who will serve as SolarCity’s vice president of financial products, brings more than 25 years of investment, technology and government experience, including roles as senior advisor to private equity firm US Renewables Group; managing director of venture capital firm Draper Fisher Jurvetson’s clean technology affiliate fund; managing director and head of investment banking for E*Trade’s investment banking affiliate, E*Offering; and head of investment bank Robertson Stephen’s financial technology group. Witchel, who will serve as SolarCity’s senior technology architect for financial products, is an experienced technology executive and successful entrepreneur with experience in large-scale financial innovation. Notably, Witchel was co-founder and chief technology officer of Prosper Marketplace, where he oversaw design and development of the first person-to-person online lending marketplace in the U.S. Common Assets was backed by U.S. Renewables Group (USRG), a private equity firm that specializes in renewable energy investments, and Jim McDermott, managing partner of USRG, served as chairman of Common Assets prior to the acquisition.

“SolarCity’s financial products will provide an exciting new opportunity for people to make an impact—both for their own financial future and our global future—by investing in the shift to solar energy,” said Newell. “Unlike crowdfunding and community solar approaches that typically aggregate investors to provide loans for individual projects, SolarCity plans to offer debt investments backed by diversified portfolios of solar assets.” SolarCity is the U.S.’ leading solar provider—the company is currently providing nearly one in every three new residential solar systems in America. SolarCity’s financial products will enable a new avenue for impact investing, with the ability to deliver powerful social and environmental benefits. The company also recently launched the Give Power Foundation, through which it plans to donate solar-powered lighting to one new school that lacks electricity for each new megawatt of residential solar power it deploys.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities of SolarCity and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction. SolarCity is not currently offering or selling any securities through the platform, and SolarCity has not determined the terms or structure of any securities that will or may be offered through the platform.

This release contains forward-looking statements including, but not limited to, statements regarding SolarCity’s plans to offer new financial products through its own, Web-based investment platform and statements related to the foregoing. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including risks and uncertainties related to potential legal, regulatory and operational matters associated with the proposed investment platform and strategy. You should also read the section entitled “Risk Factors” in our quarterly report on Form 10-Q, which has been filed with the Securities and Exchange Commission, which identifies additional risks and uncertainties. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

[1] As reported in Time Magazine, “A Solar Power Success Story”, November 25, 2013

[2] Source: GTM Research – U.S. PV Leaderboard Q4 2013

About SolarCity

SolarCity® (NASDAQ: SCTY) provides clean energy. The company has disrupted the century-old energy industry by providing renewable electricity directly to homeowners, businesses and government organizations for less than they spend on utility bills. SolarCity gives customers control of their energy costs to protect them from rising rates. The company makes solar energy easy by taking care of everything from design and permitting to monitoring and maintenance. SolarCity currently serves 15 states and signs a new customer every three minutes. Visit the company online at www.solarcity.com and follow the company on Facebook & Twitter.

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7

Institutional Investors page

How Our Bonds Work

Solar Notes with Competitive Rates

Solar Bonds are debt securities issued by SolarCity. The bonds pay attractive fixed interest rates, with interest payments supported by the cash flows we receive based on thousands of long-term solar contracts for systems installed and operated by SolarCity.

Issued by the Industry Leader

SolarCity (NASDAQ: SCTY) is America’s leading full-service residential solar company and the largest U.S. solar employer. We install approximately one out of every three new solar systems nationally, and sign up a new customer every minute of every work day. We serve more solar customers in more states than any other company.

Strong Backing, Controlled Risk

Solar Bonds allow investors to participate in the high-growth U.S. solar industry with the controlled risk of bonds. SolarCity Solar Bonds are backed by America’s largest solar power provider, with the industry’s largest, most diversified pool of solar assets.

Why Solar Bonds

Designed to Fit a Range of Portfolios

Solar Bonds are SEC-registered debt securities issued directly by SolarCity with no fees for purchase. Our bonds are being offered with the flexibility of a range of maturities and interest rates, and will pay interest semi-annually. With the largest pool of residential solar assets in the industry, SolarCity intends to offer investors access to additional series of Solar Bonds on a regular basis.

Investments that Make an Impact

Investments in Solar Bonds will help support the growth of solar energy, one of the cleanest forms of power available. With more than 7,500 employees, SolarCity is also the largest solar employer in America.

About SolarCity

SolarCity® (Nasdaq:SCTY) provides clean energy – and now, financial products based on clean energy. The company has disrupted the century-old energy industry by providing renewable electricity directly to homeowners, businesses and government organizations for less than they spend on utility bills. SolarCity gives customers control of their energy costs to protect them from rising rates. The company makes solar energy easy by taking care of everything from design and permitting to monitoring and maintenance. SolarCity currently serves 15 states and signs a new customer every minute of every work day. Visit the company online at www.solarcity.com and follow the company on Facebook and Twitter.

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7

Solar Bonds Support

Frequently Asked Questions

General Info

What are Solar Bonds?

Solar Bonds are fixed income debt securities that are issued by SolarCity, America’s largest solar power provider. With Solar Bonds, your earnings come from the payments SolarCity receives based on the long term solar contracts we have with our customers. Investors should review the prospectus materials available on our Solar Bonds website (solarbonds.solarcity.com) to understand the terms and risks associated with any of our Solar Bond offerings.

Who can purchase Solar Bonds?

Solar bonds are available for purchase by any U.S. citizen or U.S. national over the age of 18, or by U.S.-based companies and organizations. At this time, Florida residents are only able to purchase Solar Bonds through registered broker-dealers.

How does the Solar Bonds platform work?

You begin by establishing your Solar Bonds account online at solarbonds.solarcity.com. Once your account is created, you will need to transfer funds before you can begin investing. You can transfer funds online by bank transfer – which takes up to 3 business days – or you can use a wire transfer to make funds available in approximately 1 business day. Your funds will be held in an account at Wells Fargo Bank that has been established by SolarCity for the benefit of Solar Bonds investors. Once the funds have been credited to your Solar Bonds account, you may go online, choose the bonds that are right for you, and begin investing.

How do Solar Bonds work?

Once you have purchased Solar Bonds, interest and principal payments are paid into your Solar Bonds investment account. You can then withdraw the funds and transfer them to your bank. Each bond’s payment terms will be disclosed in the applicable bond prospectus, which is available for download on the Invest

What if I have more questions, who can I contact?

For general questions, you may find answers to many Frequently Asked Questions in the Support section of our Solar Bonds website. You may also contact us via email at solarbonds @solarcity.com, or telephone a SolarCity Financial Products Representative at (877) 554-7652. Our Financial Products Representatives are available Monday—Friday, from 6 AM – 6 PM (Pacific Time).

SolarCity cannot make any investment recommendations or otherwise provide any investment advice.

You may also contact a SolarCity Financial Products Representative at:

SolarCity Financial Products

3055 Clearview Way

San Mateo, CA 94402

Purchasing/Investing

How can I buy SolarCity stock?

SolarCity is a publicly traded company listed on the NASDAQ Global Select Market under the ticker symbol SCTY, and you can purchase shares of SolarCity through your brokerage account. We do not sell shares of SolarCity on our Solar Bonds website.

I am an institutional investor. Who can I talk to?

One of our customer specialists in the SolarCity Financial Products group will be happy to help you establish an account. Please call us at (877) 554-7652.

Do you allow non-U.S. investors?

Unfortunately, we can not accommodate non-U.S. investors at this time. We can only accept investments from U.S. citizens and U.S. nationals, or from U.S.-domiciled organizations. Funds for purchase must come from a U.S. bank.

How many types of bonds are available?

You can find all currently available bond offerings on our Solar Bonds website at solarbonds.solarcity.com/available-bonds/.

Do you need to be an accredited investor to purchase Solar Bonds?

No, you do not need to be an accredited investor. SolarCity Solar Bonds are available for purchase by any U.S. citizen or U.S. national over the age of 18, or by U.S.-based organizations.

What are the bond interest rates and estimated returns?

Information related to the specific terms of each series of our Solar Bonds may be found on our Solar Bonds website in the Invest section, and in the prospectus materials associated with each bond offering.

Can I purchase more than one bond at any time?

Yes, Solar Bonds are available in minimum denominations specified in each bond’s prospectus materials, and you can buy as many bonds as you wish, subject to total availability of a bond offering.

Can I cancel my order?

Orders are typically processed on the business day following the order. As a result, you may cancel orders placed Monday through Thursday prior prior to 11:59 PM (Pacific Time) on the day the bond order is placed, and you may cancel orders placed Friday through Sunday anytime before 11:59 PM (Pacific Time) on Sunday. There is no fee for canceling a bond order.

How often will I receive interest payments on Solar Bonds?

Typically, Solar Bonds pay interest semi-annually (twice per year). You should review the information on our Solar Bonds website and the prospectus materials associated with each individual bond offering for the specific terms of each series of bonds.

Are there fees associated with purchasing Solar Bonds?

SolarCity does not charge any fees associated with the purchase of Solar Bonds.

May I invest in Solar Bonds on behalf of a minor?

If you are the minor’s parent or legal guardian you may invest in Solar Bonds on behalf of a minor. You should establish an individual account in your name (as custodian), and select “Custodian account” as the type of account. At that time, you will be asked to provide the minor’s name and social security number.

Is there a maximum amount I can invest?

There is no maximum limit on Solar Bond investments, subject to availability of a bond offering.

Can you suggest an amount I should invest?

No. Solar Bonds may not be a suitable investment for all investors, and SolarCity can not make any investment recommendations or provide any investment advice. You must make your own decision about whether and how much to invest in Solar Bonds.

What is the minimum investment amount?

Typically, the minimum amount is $1,000. However, the minimum investment amount for each Solar Bond offering can be found on our Solar Bonds website and in the prospectus materials associated with each Solar Bond offering.

Will my returns change over time? If so, how will they change?

Currently, our Solar Bonds are structured to offer fixed interest rates over the term of the bonds. You can find information about specific Solar Bond offerings on our Solar Bonds website and in the prospectus materials associated with specific Solar Bond offerings.

How will I receive my interest payments?

Interest payments on your Solar Bond investments will be paid into your Solar Bond investment account. Interest payments are due in accordance with the terms of each Solar Bond offering.

Bank Accounts, Withdrawals and Transfers

How long do funds transfers take?

Transferring funds into your Solar Bond investment account will typically take 2-3 business days for bank transfers. Wire transfers will typically be available on the same business day if received before 2:00 PM Pacific Time. All requests for withdrawal will be processed the same business day if received before 2:00 PM Pacific Time but may take longer to complete, depending on your bank’s policies with regard to electronic deposits.

How do I add a bank account?

You may add a bank account with the following steps:

1 Log into the Solar Bonds website at solarbonds.solarcity.com

2 Click on Transfer Funds in the navigation bar on the top of the homepage screen

3 Click on View/Add Bank Account, and you will now see any bank accounts that are already linked. To add a new bank account, click Add Account, input account information, and click Link Account.

The new bank account should now be ready for transfers.

How do I transfer money to buy Solar Bonds?

You may electronically transfer money to your Solar Bonds investment account with the following steps:

1. Log into the Solar Bonds website at solarbonds.solarcity.com

2. Click on Transfer Funds in the navigation bar on the top of the homepage screen

3. Click on View/Add Bank Account and add a bank account

4. Click on Bank Transfer and deposit money into your account from a linked bank account

5. Once funds have been transferred to your account, you may purchase bonds through the Invest menu on the Solar Bonds homepage.

Please note: your electronic transfer will be subject to your bank’s policies regarding fees and availability.

How do I wire money to buy Solar Bonds?

If you would like to make a deposit to your Solar Bonds investment account using an incoming wire transfer, the wire transfer routing instructions to provide to your bank are as follows:

SolarCity Corporation FBO Account —

Bank Name: Wells Fargo Bank, N. A.—

Bank Address: 420 Montgomery St., San Francisco, CA 94104 —

Account Number: 4120430871 —

Bank ID/ABA Routing #: 121000248 —

Memo:

IMPORTANT: Please include your full legal name and e-mail associated with your Solar Bonds investment account in the memo field for processing.

The deadline for receiving wire transfers is 2:00 p.m. Pacific Time. Wire transfers received after 2:00 p.m. Pacific Time will be processed the next business day.

If you would like to make a withdrawal via wire please contact a Financial Products Representative.

Is there a fee associated with a wire transfer?

SolarCity does not charge a fee to wire money into or out of your Solar Bonds investment account. However, most banks and wire transfer providers charge a fee to send a wire. Please check with your bank for specific details.

How do I withdraw money?

You may electronically transfer money from your Solar Bonds investment account to a linked bank account with the following steps:

1. Log into the Solar Bonds website at solarbonds.solarcity.com

2. Click on Transfer Funds in the navigation bar at the top of the homepage screen

3. Click on Bank Transfer. Select “Withdrawal from Solar Bonds Account” in the Action drop down box, chose the bank account for the deposit, and enter the amount of the withdrawal

You may also request a wire transfer to withdraw funds from your SolarCity account by contacting a Financial Products Representative at solarbonds @solarcity.com or (877) 554-7652.

*	All requests for withdrawal will be processed the same business day if received before 2:00 PM Pacific Time. Bank transfers typically take 2-3 business days to complete. Wire transfers will typically be completed the same business day they are processed.

Please note: your electronic transfer will be subject to your bank’s policies regarding fees and availability.

When do I start earning interest/How long after I submit an order will my Solar Bonds be issued?

Solar Bonds will typically be issued the next business day after a bond order is received. Solar Bonds begin to accrue interest on the day the bond is issued.

Will the cash in my Solar Bonds account earn interest?

Cash held in your Solar Bonds investment account does not earn interest. You must invest in Solar Bonds to begin earning interest.

Can I cancel a bank transfer that has already been initiated?

If you wish to cancel a bank transfer that you have initiated, please contact a SolarCity Financial Products representative immediately. Our Financial Products representatives are available Monday - Friday, from 6AM – 6PM Pacific Time at (877) 554-7652.

Bank transfers can only be cancelled prior to processing by SolarCity. Typically, bank transfers are processed daily with the exception of bank holidays and weekends. Once we have processed a bank transfer, it cannot be cancelled. However, you may always transfer any available funds in your Solar Bonds investment account back to your bank account, and we won’t charge you any fees.

Regulatory

How are Solar Bonds regulated?

Solar Bonds are registered securities issued by SolarCity. The sale of our Solar Bonds is regulated by the Securities Exchange Commission (SEC) and by federal and state securities laws.

Are you a brokerage firm, broker dealer, or a Registered Investment Advisor?

SolarCity is neither a brokerage firm nor a broker-dealer. Your Solar Bonds investment account is not a brokerage account and may only be used to purchase and hold Solar Bonds issued by SolarCity.

SolarCity is not a Registered Investment Advisor. SolarCity cannot make any investment recommendations or otherwise provide any investment advice.

Is my investment safe? Is it guaranteed?

As with any investment, purchasing Solar Bonds involves risk. Investors should review the prospectus materials which contain important information concerning the terms and risks of investing in Solar Bonds. You must make your own decision about whether and how much to invest in Solar Bonds. Solar Bonds are not FDIC- insured. Your earnings and principal are not guaranteed.

Are my funds FDIC insured?

SolarCity holds funds on your behalf, but we are not a bank. The funds we hold for you are deposited at Wells Fargo Bank—which is FDIC insured. Therefore, all funds that are held by SolarCity on your behalf are eligible for FDIC pass-through insurance coverage of up to $250,000, subject to FDIC terms and limitations. FDIC pass-through insurance applies only to cash balances held in your Solar Bonds account, not to your Solar Bonds portfolio.

Where are your latest reports and SEC filings located?

As a publicly held company, SolarCity’s latest public reports and Securites Exchange Commission (SEC) filings are available at www.sec.gov

My Account

I have registered, now what?

Prior to purchasing a bond, you must complete your profile and transfer funds into your Solar Bonds investment account. Once the transfer is complete and you have reviewed the relevant prospectus materials relating to the Solar Bonds, you may place your bond order.

How do I change my address?

For security purposes, we ask that you speak with one of our Financial Products representatives in order to change the address of record for your Solar Bonds investment account. Our Financial Products representatives are available Monday - Friday, from 6 AM – 6 PM Pacific Time at (877) 554-7652.

Why does my bond say pending?

Bond orders are typically processed by SolarCity on the following business day. Up until that time, any orders you have placed are considered pending and you may choose to cancel those orders. Once your bond order is processed and your Solar Bonds are issued, your bond order is considered a firm order and you may no longer cancel. As a result, you may cancel orders placed Monday through Thursday prior to 11:59 PM (Pacific Time) on the day the bond order is placed, and you may cancel orders placed Friday through Sunday anytime before 11:59 PM (Pacific Time) on Sunday.

How can I close an investment account?

If you wish to close your Solar Bonds investment account and you have no current investments in Solar Bonds, you must first withdraw any cash in your account, and then send us an email at solarbonds@solarcity.com requesting us to close your account. If you have current investments in Solar Bonds, your account will need to remain open to receive any remaining bond payments due to you, as well as tax returns and other legal notices.

How do I reset my password?

To reset your password, click on the Login button at the top of the Solar Bonds homepage, then click on the Reset Password link. You will be prompted to enter the email address you used to register your account, and password reset instructions will be sent to you at that email address.

Retirement/Brokerage

Can I hold the bonds in my IRA?

Currently, you cannot use funds from your IRA or 401K account to invest in Solar Bonds. We expect to offer that capability in the future, so check back with us.

Can I hold the bonds in my brokerage account?

Currently, you can only hold the bonds in your Solar Bonds investment account. If you are interested in holding Solar Bonds in your brokerage account, you should contact your brokerage firm to request that they support Solar Bonds. If you call our Financial Products team at (877) 554-7652 or email us at solarbonds@solarcity.com, we will be happy to follow up.

Taxes & Statements

Where do I find my statements?

Statements will be available through your online account. You will receive an e-mail notification to the address provided when new statements become available.

Are earnings on Solar Bonds taxable?

Interest on the bonds is generally taxable. You should consult with your tax advisor if you have questions regarding taxation or how to report the tax information on your tax return.

What forms and statements will SolarCity provide for tax preparation purposes?

SolarCity will provide quarterly statements containing account information such as cash balances, investment balances, and interest/principal payments. SolarCity will also provide annual tax information after year end (Form 1099-INT). These statements will be accessible from your online account center.

When will my tax forms be available and how will they be delivered (i.e. by email, United States Postal Service, other)?

Tax forms will be made available through your online account center after year end, before February 2 of each following year.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Invest in a cleaner future
Dear John,
Thank you for starting your Solar Bonds account. Solar Bonds offer attractive returns and the chance to invest in the growth of clean energy.
Please take a few minutes to complete your profile. We just need some basic information. Once it’s complete, you’ll be able to deposit money into your account, choose your bonds and start investing.
Complete Profile
For questions or assistance, please visit our support center or reply to this email. Warm Regards, Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account. If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
Thank you for linking a new bank account to your Solar Bonds account. You may now securely transfer funds to your Solar Bonds account.
Bank name: Bank of John Account number: ****5678
If you did not make this change, please contact us immediately at 877.554.7652 or by replying to this email.
Warm Regards,
Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account. If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
We’re confirming that you initiated the following funds transfer through your Solar Bonds account:
Date: 10/09/2014 Amount: $100,000.00
Transfer: John Doe Primary Checking ending in 5678 Confirmation number: 10001
Please note that it can take up to 3 business days to complete bank transfers. You will receive a confirmation email when the transfer is complete. If you did not initiate this funds transfer, please contact us immediately by calling 877.554.7652 or by replying to this email.
For questions or assistance, please visit our support center or reply to this email. Warm Regards, Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
Your funds transfer to your Solar Bonds account has been completed.
Date: 10/09/2014 Amount: $100,000.00
Transfer from: John Doe Primary Checking ending in 5678 Confirmation number: 10001
You now have $100,000.00 ready for investment in Solar Bonds. Click below to see what bonds are currently available!
Invest Now
For questions or assistance, please visit our support center or reply to this email. Warm Regards, Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or emaal. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account. If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Soler Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MAHIC 168572/EL-1138MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006. WASOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
Your wire transfer to your Solar Bonds account has been completed.
Date: 10/09/2014 Amount: $75.00 Confirmation number: 10002
You now have $100,075.00 ready for investment in Solar Bonds.
Invest Now
For questions or assistance, please visit our support center or reply to this email. Warm Regards, Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@Scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account. If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has fied with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Soler Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TE CL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
Your wire transfer to your Solar Bonds account has been completed.
Date: 10/09/2014 Amount: $750.00 Confirmation number: 10003
You now have $100,825.00 ready for investment in Solar Bonds.
Invest Now
For questions or assistance, please visit our support center or reply to this email. Warm Regards, Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805. NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
We’re confirming that the following Solar Bonds order was cancelled:
Bond: 2.50% Solar Bonds, Series 2014/2-2 Rate: 2.50% Amount: $1,000.00 Maturity date: 10/15/2016 Confirmation number: 10016
Would you like to continue investing? Click below to return to see the available Solar Bonds.
Invest Now
For questions or assistance, please visit our support center or reply to this email. Warm Regards, Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account. If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
Thank you for choosing to invest in Solar Bonds! Here are the details of your order:
Bond: 2.50% Solar Bonds, Series 2014/2-2 Rate: 2.50% Amount: $1,000.00 Purchase date: 10/10/2014 Expected issue date: 10/13/2014 Maturity date: 10/15/2016 Confirmation number: 10017
We typically issue bonds the next business day after purchase. Interest payments will be based on date of issue. We will send you a separate confirmation for your records once your bonds are issued. If you wish to cancel this order, you must login to your account and cancel the order no later than 11:59pm Pacific time today. Orders placed on Friday-Sunday may be cancelled anytime prior to 11:59pm on Sunday. After that time, your order cannot be cancelled.
Are you interested in additional Solar Bonds? Click below to continue investing!
Invest Now
For questions or assistance, please visit our support center or reply to this email. Warm Regards, Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account. If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registrator statemert and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Invest in a cleaner future
Dear John,
Thank you for starting your Solar Bonds account. Solar Bonds offer attractive returns and the chance to invest in the growth of clean energy.
Please take a few minutes to complete your profile. We just need some basic information Once it’s complete, you’ll be able to deposit money into your account, choose your bonds and start investing.
Complete Profile
For questions or assistance, please visit our support center or reply to this email. Warm Regards, Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account. If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
Thank you for linking a new bank account to your Solar Bonds account. You may now securely transfer funds to your Solar Bonds account.
Bank name: Bank of John Account number: ****5678
If you did not make this change, please contact us immediately at 877.554.7652 or by replying to this email.
Warm Regards, Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account. If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
We’re confirming that you initiated the following funds transfer through your Solar Bonds account:
Date: 10/09/2014
Amount: $100,000.00
Transfer: John Doe Primary Checking ending in 5678 Confirmation number: 10001
Please note that it can take up to 3 business days to complete bank transfers. You will receive a confirmation email when the transfer is complete. If you did not initiate this funds transfer, please contact us immediately by calling 877.554.7652 or by replying to this email.
For questions or assistance, please visit our support center or reply to this email. Warm Regards, Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account. If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
Your funds transfer to your Solar Bonds account has been completed.
Date: 10/09/2014 Amount: $100,000.00
Transfer from: John Doe Primary Checking ending in 5678 Confirmation number: 10001
You now have $100,000.00 ready for investment in Solar Bonds. Click below to see what bonds are currently available!
Invest Now
For questions or assistance, please visit our support center or reply to this email. Warm Regards, Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006, WASOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
Your wire transfer to your Solar Bonds account has been completed.
Date: 10/09/2014
Amount: $75.00 Confirmation number: 10002
You now have $100,075.00 ready for investment in Solar Bonds.
For questions or assistance, please visit our support center or reply to this email.
Warm Regards,
Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account. If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, ORCB180498/C562, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
Your wire transfer to your Solar Bonds account has been completed.
Date: 10/09/2014
Amount: $750.00 Confirmation number: 10003
You now have $100,825.00 ready for investment in Solar Bonds.
For questions or assistance, please visit our support center or reply to this email.
Warm Regards,
Solar Bonds Team
Invest Impact News Support
This email was sent to wtiu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account. If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
We’re confirming that the following Solar Bonds order was cancelled:
Bond: 2.50% Solar Bonds, Series 2014/2-2 Rate: 2.50% Amount: $1,000.00 Maturity date: 10/15/2016 Confirmation number: 10016
Would you like to continue investing? Click below to return to see the available Solar Bonds.
For questions or assistance, please visit our support center or reply to this email. Warm Regards, Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account. If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

SOLAR BONDS | by SolarCity 877.554.7652
Get paid by the sun
Dear John,
Thank you for choosing to invest in Solar Bonds! Here are the details of your order:
Bond: 2.50% Solar Bonds, Series 2014/2-2
Rate: 2.50%
Amount: $1,000.00
Purchase date: 10/10/2014
Expected issue date: 10/13/2014
Maturity date: 10/15/2016
Confirmation number: 10017
We typically issue bonds the next business day after purchase. Interest payments will be based on date of issue. We will send you a separate confirmation for your records once your bonds are issued. If you wish to cancel this order, you must login to your account and cancel the order no later than 11:59pm Pacific time today. Orders placed on Friday-Sunday may be cancelled anytime prior to 11:59pm on Sunday. After that time, your order cannot be cancelled.
Are you interested in additional Solar Bonds? Click below to continue investing!
For questions or assistance, please visit our support center or reply to this email. Warm Regards, Solar Bonds Team
Invest Impact News Support
This email was sent to wliu@scfincloud.com.
SolarCity respects your privacy. We do not rent or sell email addresses. Read our privacy policy.
Please note: We cannot accept Solar Bond orders, order modifications, or order cancellations by telephone or email. To either place an order for Solar Bonds or cancel an existing order, please log in to your Solar Bonds account. If you need assistance in logging in to your account, you should consult our support center online at solarbonds.solarcity.com or contact a SolarCity Financial Products Representative.
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450/ROC277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #410514000080/ECC902585, DE 2011120386/T1-6032, HI CT-29770, MA HIC 168572/EL-1136MR, MD MHIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7
Have a question, concern or compliment? Call us at 877.554.7652, email or write to: SolarCity 3055 Clearview Way, San Mateo, CA, 94402 © 2014 SolarCity. All Rights Reserved.

Video: We Are SolarCity

https://www.youtube.com/watch?v=zMl-82L3LqQ&feature=kp

Video showing SolarCity installation team installing solar power systems on two homes. The video contains no spoken or textual information – video images only.

Video: Our Customers

https://www.youtube.com/watch?v=XHD1os_ntbE

[Description]

The only thing we love as much as solar energy is hearing our customers say “Wow!” Customer care is second nature to us. It starts the moment we first meet a new customer and lasts long after the panels are up on their roof. Don’t take our word for it. Hear what some of them have to say

SolarCity can help you, too. Switching to solar power is easier and more affordable than you make think. You could save thousands in the years to come. Sign up for a free quote at http://www.solarcity.com/residential/... and follow us on Facebook: http://www.facebook.com/solarcity and Twitter: http://www.twitter.com/solarcity.

Kumar:	I could not believe what a difference it made, and then to see my PG&E bill and it’s zero.

Rochelle:	I think it’s saving 200 dollars a month and doing the right thing at the same time.

Greg:	Economically, it’s a lot cheaper.

Kumar:	I’m like wow. I’ve told people, I’ve started preaching to the people out there “You’ve got to check this out.”

Rochelle:	I’m proud to say that name, actually. I’m proud to say that we use SolarCity and that we went with them for many reasons.

Kumar:	It is a financial gain. Our bill has dropped significantly, like by 2/3.

Rochelle:	Our PG&E bill is reaching 700 dollars. I think it’s saving 200 dollars a month.

Greg:	I just think this is the way to go.

Rochelle:	I just don’t understand why people wouldn’t get solar.

Greg:	I’m tired of seeing big corporations get greedy and I don’t think that SolarCity is greedy.

Rochelle:	They’re way more innovate in my mind.

Kumar:	I’m very, very impressed with SolarCity. Every person I’ve met from SolarCity is willing to step out of their predefined job role and focus on customer service.

Elizabeth:	From the sales to the people putting it all together and coming out to the house and getting on the roof, everyone is on the same page and really enjoys doing what they’re doing.

Rochelle:	It wasn’t going to cost us anything to install the panels and the system.

Greg:	SolarCity made it very easy.

Rochelle:	It just made sense. It was a no-brainer.

Kumar:	It’s like a symphony because what they do is they bring all the different pieces and they get it all coordinated and make it [02:00] work.

Rochelle:	It’s a win-win. A I’m doing the right thing, and B I’m saving myself money. This doesn’t get better than that, right?

Kumar:	Two words: win-win. That’s really what it comes down to. Anytime you end up in a win-win situation, that’s the best possible scenario, right?

Elizabeth:	That’s got to feel good. Wow, I like it.

Someone switches to clean, more affordable energy with SolarCity every 3 minutes.

SolarCity

A solar power system is customized for your home, so pricing and savings vary based on location, system size, government rebates and local utility rates. Savings on your total electricity costs is not guaranteed. Financing terms vary by location and are not available in all areas. SolarCity Corporation will repair or replace broken warranted components. AZ ROC 243771/ROC 245450/ROC 277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #71101486/ECC902585, DE CNR 2011120386, HI CT-29770, MA HIC 168572/MA Lic. MR-1136, MD MHIC 128948, NV NV20121135172/EC 0078646, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562/PB1102, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7. © 2014 SolarCity Corporation. All rights reserved.

Video: Our Partners

https://www.youtube.com/watch?v=rjk2YASkgKs

[Description]

SolarCity has partnered with some of the nation’s most forward-thinking organizations to help them meet strategic business goals through sustainability. We work with partners to create customized strategies that engage their consumers, lower operating costs, meet renewable solar energy goals, and align corporate investments with company values. Visit: http://www.solarcity.com/partnerships/

Hayes Barnard:	At Solar City we understand the competitive advantage of compelling sustainability strategies. We work with our partners to develop individualized programs that help them meet strategic business goals, whether it’s reaching consumers, lowering operating costs, or making smart investments.

Elon Musk:	I’m really confident that solar power will be the single largest source of energy of the [inaudible 00:28] for humanity by the end of the century and maybe even by the mid-point of the century. What we’re trying to do with Solar City is build a company that’s going to last for a century or more. I think that’s the sort of company you want to do business with if you’re acquiring a significant asset like solar power.

Hayes Barnard:	A company’s brand is vital for connecting with consumers. Today’s consumers demand transparency and make purchasing decisions based on their own sustainable values. They want to buy from and be associated with companies that share those values, brands that get it.

Steve Center:	Both Honda and Solar City believe that people will take action if you give them the opportunity. What we need are solutions that are ready for consumers. We decided to partner with Solar City because we both share the same environmental goals. We also share the same customer-centered company cultures.

Hayes Barnard:	Solar City can engage a company’s consumer base around clean energy and green products and services that ultimately elevate the brand. The nation’s most sustainable corporations are switching to clean and more affordable solar energy.

Marty Gilbert:	The two primary reasons Walmart invested in renewable energy is it made business sense with the way we structured the projects, and it also is good for the environment. Solar City brings us the technical expertise that
Walmart needed while allowing us to focus on our core business.

Hayes Barnard:	We’re industry experts who help our partners identify where solar is viable. We make the deployment process easy. We take care of the project development, design, engineering, installation, financing, monitoring, [02:00] and maintenance.

Marty Gilbert:	Walmart’s new energy program will do nothing but grow to scale within the next few years. Solar City is one of the few companies that can handle the volume of projects that we desire to build.

Hayes Barnard:	Solar City is an industry leader in solar-structured financing. We’ve closed over 27 tax equity funds typically ranging from 50 to 100 million each. Our investors include financial institutions, corporations and energy companies, of which many have partnered with Solar City on multiple funds. Solar City believes each company is unique and works with its partners to develop customized strategies that help them reach their specific objectives. A partnership with SolarCity can help a company increase market share and lower their costs while accelerating progress toward strategic and sustainability goals.

SolarCity

AZ ROC 243771/ROC 245450/ROC 277498, CA LIC#888104, CO EC8041, CT HIC 0632778/ELC 0125305, DC #71101486/ECC902585, DE CNR 2011120386, HI CT-29770, MA HIC 168572/MA Lic. MR-1136, MD MHIC 128948, NV NV20121135172/EC 0078646, NJ NJHIC#13VH06160600/34EB01732700, OR CB180498/C562/PB1102, PA HICPA077343, TX TECL27006, WA SOLARC*91901/SOLARC*905P7. © 2014 SolarCity Corporation. All rights reserved.

888.765.2489 Solar Bonds news login menu SolarCity RESIDENTIAL BUSINESS & GOVERNMENT INVEST COMPANY MyPower Capture the Sun At SolarCity, we believe in a better way to power homes and businesses at a lower cost while contributing to a cleaner planet. Pay for power, not panels – just like your utility bill. Solar power can actually cost less than you pay now with low, predictable, locked-in rates. The savings can add up to thousands. You don’t need thousands to buy a solar power system, you only need a good roof, because solar panel installation is free.

We're not in your area, but you can still earn money with solar

Introducing Solar Bonds by SolarCity. Solar Bonds are a new way to invest and earn up to 3x your savings account rate.

SOLARBONDS
by SolarCity

Learn more >


Earn up to
4.0%*

Try a different zipcode

Why SolarCity?

[redacted]

We make it easy. Your experience is our top priority, starting the moment you contact us. Our team will take care of everything. Once scheduled, your solar power system installation can take as little as one day.

America's #1 full-service solar provider

Thousands of homeowners are already enjoying the benefits of clean, affordable energy from SolarCity. We continuously monitor each solar power system to ensure everything's running smoothly, and cover maintenance, repairs and insurance at no added cost in the rare event problems arise.

Solar home photo gallery

Home Blog Jobs Sitemap Contact Follow Us: Terms of Use Privacy Policy A solar power system is customized for your home, so pricing and savings vary based on location, system size, government rebates and local utility rates. Savings on your total electricity costs is not guaranteed. Financing terms vary by location and are not available in all areas. $0 due upon contract signing. No security deposit required. A 3 kW system starts at $25-$100 per month with an annual increase of 0-2.9% each year for 20-30 years, on approved credit. SolarCity Corporation will repair or replace broken warranted components. AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7. All loans provided by SolarCity Finance Company, LLC. CA Finance Lenders License 6054796. Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, at solarbonds.solarcity.com.*Based on 7 year maturity.

888.765.2489 Solar Bonds news login menu RESIDENTIAL BUSINESS & GOVERNMENT INVEST COMPANY Introducing Solar Bonds Home / Invest Earn up to 4%* on your investment Solar Bonds are a new way to invest and earn up to 3x your savings account rate. Now you can get paid while driving the solar revolution. Invest Now Home Blog Jobs Sitemap Contact Follow Us: Terms of Use Privacy Policy A solar power system is customized for your home, so pricing and savings vary based on location, system size, government rebates and local utility rates. Savings on your total electricity costs is not guaranteed. Financing terms vary by location and are not available in all areas. $0 due upon contract signing. No security deposit required. A 3 kW system starts at $25-$100 per month with an annual increase of 0-2.9% each year for 20-30 years, on approved credit. SolarCity Corporation will repair or replace broken warranted components. AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NV NV20121135172/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7. All loans provided by SolarCity Finance Company, LLC. CA Finance Lenders License 6054796. Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, at solarbonds.solarcity.com. *Based on 7 year maturity.

888.765.2489 Solar Bonds news login menu RESIDENTIAL BUSINESS & GOVERNMENT INVEST COMPANY x close SOLAR BONDS by SolarCity Welcome! You are now being transferred to our secure Solar Bonds website. In compliance with regulatory requirements, our Solar Bonds website is seperate from SolarCity’s main website. Information on SolarCity’s website is not part of, incorporated into, or otherwise included in either our Solar Bonds website or any prospectus related to our Solar Bonds securities offerings. You should only rely on the information available on our solar Bonds investment website when making any investment decision with respect to Solar Bonds. CONTINUE TO SITE You will be automatically transferred in 30 seconds. CHECK AVAILABILITY Enter your ZIP At SolarCity, we believe in a better way to power homes and businesses at a lower cost while contributing to a cleaner planet. Pay for power, not panels – just like your utility bill. Solar power can actually cost less than you pay now with low, predictable, locked-in rates. The savings can add up to thousands. You don’t need thousands to buy a solar power system, you only need a good roof, because solar panel installation is free.